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Exhibit 99.6

THIS AGREEMENT is dated 20 August 2005 and made between:

(1)
TUI AG (the Borrower);

(2)
BAYERISCHE HYPO- UND VEREINSBANK AG, CITIGROUP GLOBAL MARKETS LIMITED, DEUTSCHE BANK AG LONDON, COMMERZBANK AKTIENGESELLSCHAFT, THE ROYAL BANK OF SCOTLAND PLC and WESTLB AG as mandated lead arrangers (whether acting individually or together the Arranger);

(3)
THE FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the Original Lenders); and

(4)
HVB BANQUE LUXEMBOURG SOCIÉTÉ ANONYME as agent of the other Finance Parties (the Agent).

IT IS AGREED as follows:

1.         DEFINITIONS AND INTERPRETATION

1.1       Definitions

        In this Agreement:

  2011 Notes means the €625,000,000 fixed rate notes due 2011 issued by the Borrower.

  Acquisition means the acquisition by Bidco of the Target Shares pursuant to the terms of the Offer and the Bidco Merger or the Squeeze out, as the case may be.

  Acquisition Costs means all costs, fees and expenses (and taxes thereon) and all stamp, documentary, registration or similar taxes incurred by or on behalf of the Borrower or Bidco in connection with the Acquisition.

  Acquisition Documents means the Press Release, the confidentiality agreement, the Offer Document, the Support Agreement and the Squeeze out Documents.

  Additional Cost Rate has the meaning given to it in Schedule 4 (Mandatory Cost Formulae).

  Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

  Agent's Spot Rate of Exchange means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

  Asset Sale means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a transfer), directly or indirectly, in one or a series of related transactions, of:

  (a)
  any Capital Stock of any Subsidiary of the Borrower;

  (b)
  all or substantially all of the properties and assets of any division or line of the Borrower or any Subsidiary of the Borrower's business; or

  (c)
  any other of the Borrower's or any Subsidiary of the Borrower's properties or assets (other than cash), other than in the ordinary course of business.

  For the purposes of this definition, the term Asset Sale does not include any transfer of properties or assets:

    (i)
    that is governed by Clause 21.11 (Merger);

    (ii)
    in connection with the merger of the Borrower and any wholly owned Subsidiary of the Borrower or of two wholly owned Subsidiaries of the Borrower (provided that any merger or any transfer of assets between any member of the TUI Tourism Group (including, for the avoidance of doubt, the Target Group) and any member of the HLAG Group other than in the ordinary course of business shall constitute an Asset Sale unless a Domination Agreement is in place);

    (iii)
    between the Borrower and any wholly owned Subsidiary of the Borrower or between any wholly owned Subsidiaries of the Borrower (provided that any transfer of assets between any member of the TUI Tourism Group (including, for the avoidance of doubt, the Target Group) and any member of the HLAG Group other than in the ordinary course of business shall constitute an Asset Sale unless a Domination Agreement is in place);

    (iv)
    from a non-wholly owned Subsidiary to another non-wholly owned Subsidiary where the percentage ownership is the same;

    (v)
    representing obsolete or permanently retired equipment or facilities that are no longer useful in the conduct of the Borrower's or any Subsidiary of the Borrower's business;

    (vi)
    that is a disposition of accounts receivable and related assets to a Receivables Entity in a Permitted Receivables Financing in an aggregate amount at any time outstanding not exceeding 35% of Total Receivables;

    (vii)
    the Fair Market Value of which in the aggregate does not exceed €30,000,000 in any one transaction or series of related transactions;

    (viii)
    the sale or lease of products, services or accounts receivable in the ordinary course of business; and

    (ix)
    any sale or disposition deemed to occur in connection with creating, granting or enforcing any Security permitted pursuant to the terms of clause 21.6 (Negative Pledge).

  Asset Swap means the concurrent purchase and sale or exchange of Related Business Assets of comparable or superior as to value and quality between the Borrower or any Subsidiary of the Borrower and another person (other than a sale, disposition or transfer that is governed by the terms of Clause 21.11 (Merger)).

  Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

  Availability Period means the period from and including the date of this Agreement to and including the date falling 360 days after the Launch Date.

  Available Commitment means a Lender's Commitment minus:

  (a)
  the Base Currency Amount of its participation in any outstanding Loans; and

  (b)
  in relation to any proposed Loan, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date.

  Available Facility means the aggregate for the time being of each Lender's Available Commitment.

  Back Up Facilities means (without double-counting):

  (a)
  the bilateral revolving credit facilities of the Borrower (which are available for working capital purposes) in an amount of approximately €1,500,000,000 existing as at the date of this Agreement; and

  (b)
  the further bilateral revolving credit or term loan facilities of the Borrower (which are available for working capital purposes) in a maximum amount of €300,000,000 to be entered into after the date of this Agreement, and any refinancing of the same of no greater principal amount (including any subsequent refinancings of such refinancing) provided that, after the Successful Syndication Date, such facilities may be refinanced or incurred on a syndicated basis.

  Base Case Model means the financial model of the Group (including the Target Group) for the period starting with the financial year 2005 and ending with the financial year 2009 delivered to the Agent by the Borrower on or before the date of this Agreement.

  Base Currency means euros.

  Base Currency Amount means, in relation to a Loan, the amount specified in the Utilisation Request delivered by the Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days (save in respect of Loans for the purposes of the Offer, which shall be two Business Days) before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment (other than a repayment arising from a change of currency), prepayment, consolidation or division of the Loan.

  Bidco means 620693 N.B. Inc. a New Brunswick company wholly owned directly by Holdco which shall make the Offer.

  Bidco Merger means an amalgamation, statutory arrangement, merger, reorganisation, consolidation, recapitalisation or other transaction involving Target and Bidco which will result in the Borrower owning, directly or indirectly, all the common shares of the Target.

  Bid Conditions means the conditions to satisfaction of the Offer as set out in the Offer Document and the Support Agreement.

  Blocked Account means, in relation to a payment, an interest bearing account of the Borrower held with the Agent from which amounts may only be withdrawn for the purpose specified in this Agreement.

  Break Costs means the amount (if any) by which:

  (a)
  the interest (excluding, for the avoidance of doubt, any Margin) which a Lender should have received for the period starting on the date of receipt of all or any part of its participation in a Loan or Unpaid Sum and ending on the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

  exceeds:

  (b)
  the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

  Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Luxembourg and Frankfurt am Main and:

  (a)
  (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

  (b)
  (in relation to any date for payment or purchase of euro) any TARGET Day.

  Canadian Dollar, C$ and CAD means the lawful currency of Canada.

  Capital Stock means, with respect to any person:

  (a)
  any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such person's equity;

  (b)
  any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such person; and

  (c)
  any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock,

  whether now or outstanding or issued after the date of this Agreement.

  Cash Equivalents means any of the following:

  (a)
  any evidence of Financial Indebtedness denominated in euro or dollars with a maturity of one year or less from the date of acquisition issued or directly and fully guaranteed or insured by any member state of the European Union as of 29 June 2004, the United States of America, any state thereof or the District of Columbia, or any agency or instrumentality thereof;

  (b)
  time deposit accounts, certificates of deposit, money market deposits or bankers' acceptances denominated in euro or dollars with a maturity of one year or less from the date of acquisition of a bank or trust company organised in any member state of the European Union as of 29 June 2004 or any commercial banking institution that is a member of the U.S. Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than €500,000,000, whose debt has a rating, at the time the investment is made, of at least A by S&P and at least A2 by Moody's;

  (c)
  commercial paper with a maturity of one year or less from the date of acquisition issued by a corporation that is not the Borrower's or any Subsidiary of the Borrower's Affiliate and is organised under the laws of any member state of the European Union as of 29 June 2004, the United States of America or any state thereof and, at the time the investment is made, rated at least A-1 by S&P or at least P-1 by Moody's;

  (d)
  repurchase obligations with a term of not more than 7 days for underlying securities of the type described in paragraphs (a) and (b) above entered into with a financial institution meeting the qualifications described in paragraph (b) above;

  (e)
  investments in money market mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kind described in clauses (a) to (d) above; and

  (f)
  such other instruments as may be approved by the Agent (acting on the instructions of the Majority Lenders).

  Cash Management Arrangements means an arrangement with a Permitted Financial Institution whereby debit and credit balances that are held by any member of the Group in any such Permitted Financial Institution, in the same or different currencies, are set off pursuant to an express agreement with such Permitted Financial Institution.

  Certain Funds Period means the period commencing on the Launch Date and ending on the earlier of:

  (a)
  the Initial Certain Funds Date provided that, if, pursuant to the terms of the Offer, either:

  (i)
  Bidco acquires more than 66 2/3% of the Target Shares but less than 90% of the Target Shares; or

  (ii)
  Bidco acquires more than 66 2/3% of the Target Shares and approval from Investment Canada for the Offer has not been received prior to the Initial Certain Funds Date,

    the period shall automatically be extended by a further 90 days; and

  (b)
  the date on which the Target becomes a wholly owned Subsidiary of the Borrower.

  Charge on Cash means a charge on cash granted by TUI Northern Europe Limited or any of its Subsidiaries pursuant to the terms of the Existing Bonding Facilities or any Surety Bond.

  Clean Up Date means the date falling 3 months after the date on which the Target becomes a wholly owned Subsidiary of the Borrower.

  Closing Date means the date on which Bidco pays for the shares taken up pursuant to the Offer in accordance with its terms.

  Collateral Vessel has the meaning given to it in the HLAG Ship Financing from time to time provided that the Borrower shall provide a list of each of the vessels constituting a Collateral Vessel as a condition precedent pursuant to clause 4.1 (Initial Conditions Precedent) and shall inform the Agent of any changes to that list with each set of financial statements to be delivered pursuant to clause 19.1 (Financial Statements).

  Commission means the U.S. Securities and Exchange Commission.

  Commitment means:

  (a)
  in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading Commitment in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

  (b)
  in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement,

  to the extent not cancelled, reduced or transferred by it under this Agreement.

  Commitment Letter means the commitment letter dated 2 August 2005 between the Borrower, Bayerische Hypo- und Vereinsbank AG, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch together with the accession letter dated 10 August 2005 between the Borrower, Bayerische Hypo- und Vereinsbank AG, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, Commerzbank Aktiengesellschaft, The Royal Bank of Scotland plc and WestLB AG.

  Commodity Agreement means any forward or option agreement or other type of derivative financial instruments relating to commodities.

  Compliance Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

  Compulsory Acquisition means a requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a Collateral Vessel by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude the requisition for use or hire not involving requisition of title.

  Confidentiality Undertaking means a confidentiality undertaking substantially in the form set out in Schedule 8 (Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Agent.

  Consolidated Net Tangible Fixed Assets means the net book value of the Group's tangible fixed assets, on a consolidated basis (Anlagevermögen excluding Geschäfts- oder Firmenwerte and excluding sonstige immaterielle Vermögenswerte) as stated in the most recently delivered consolidated financial statements of the Borrower and computed in accordance with IFRS.

  Container-Owning SPV means a company:

  (a)
  whose share capital is (or is to be) wholly-owned by a member of the HLAG Group or the Target Group;

  (b)
  whose sole purpose is the ownership, renting, operation and/or maintenance of containers; and

  (c)
  whose only indebtedness (other than indebtedness owed to other members of the Group) is that incurred in connection with the acquisition of such containers.

  Conversion Fee means the fee payable pursuant to clause 12.5 (Conversion fee) upon an exercise of the Extension Option.

  Core Business means the business of the Group as set out in the objects clause of the articles of association of the Borrower as of the date of this Agreement.

  Credit Facility means any debt facility or commercial paper facility with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, notes, letters of credit or other forms of guarantees and assurances or other credit facilities, including overdrafts, in each case, as may be refinanced from time to time, provided that no such refinancing may consist of or provide for the borrowing or issuance of Financial Indebtedness issued in a public offering or in a private placement to institutional investors.

  Currency Agreement means any spot or forward foreign exchange agreement and currency swap, currency option or other derivative financial instrument relating to currency exchange rates.

  Default means an Event of Default or any event or circumstance specified in clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

  Designated Subsidiary means:

  (a)
  those Subsidiaries of the Borrower as set out in Schedule 10 (Designated Subsidiaries); and

  (b)
  unless otherwise agreed by the Majority Lenders, any other Subsidiary of the Borrower which becomes a Material Subsidiary after the date of this Agreement, other than a Nominated Material Subsidiary (as defined in the proviso to the definition of Material Subsidiary); or

  (c)
  any other Subsidiary of the Borrower if designated as such in writing by the Borrower,

  provided that any Designated Subsidiary shall cease to be a Designated Subsidiary with the consent of the Majority Lenders (such consent not to be unreasonably withheld) following a written request of the Borrower.

  Delivery Date means, in respect of a Quarter Date, the date on which the consolidated financial statements of the Borrower relevant to that Quarter Date are delivered pursuant to clause 19.1 (Financial Statements).

  Disposed Entity means, at any time, a Subsidiary of the Borrower (and each of its Subsidiaries) which has been disposed of in compliance with the terms of this Agreement.

  Dollar, $ and USD means the lawful currency of the United States of America.

  Domination Agreement means any domination agreement (Beherrschungsvertrag) which may be entered into between Hapag-Lloyd AG and TBG.

  Engagement Letter means the engagement letter dated 2 August 2005 between the Borrower, Bayerische Hypo- und Vereinsbank AG, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch together with the accession letter dated 10 August 2005 between the Borrower, Bayerische Hypo- und Vereinsbank AG, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, Commerzbank Aktiengesellschaft, The Royal Bank of Scotland plc and WestLB AG.

  Enterprise Value means the purchase price paid in respect of any acquisition plus, in the case of an acquisition of a company, the financial liabilities (Finanzschulden) of that company which remain outstanding following the acquisition less the amount of cash held by that company immediately following the acquisition.

  Environmental Laws means any applicable laws in any jurisdiction in which any member of the Group conducts business which impose obligations upon such member of the Group relating to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

  Equity Contribution means the cash proceeds received by the Borrower from:

  (a)
  the issue of equity securities (including preference shares);

  (b)
  the incurrence of debt subject to mandatory conversion into shares; or

  (c)
  the incurrence of subordinated debt,

  after deducting, in each case, reasonable expenses incurred by the Borrower with respect to such transaction. The proceeds for any instruments issued under paragraphs (b) and (c) above shall, for the purposes of the calculation of the Margin only, be taken into account at the equity value given to it by Moody's.

  Euro, € and EUR means the lawful currency of the Participating Member States.

  EURIBOR means, in relation to any Loan in euro:

  (a)
  the applicable Screen Rate; or

  (b)
  (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

  Event of Default means any event or circumstance specified as such in clause 22 (Events of Default).

  Excess Proceeds means from the date falling 360 days after any Asset Sale, in relation to such Asset Sale, the Net Disposal Proceeds received in respect of such Asset Sale which have not been applied pursuant to Clause 21.7(c).

  Excess Proceeds Prepayment means a prepayment of the Facility or a prepayment or purchase of any Pari Passu Indebtedness as required pursuant to the terms of Clause 21.7(d).

  Exchange Act means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

  Existing Bonding Facilities means the Existing Syndicated Bonding Facility and the Existing RBS Bonding Facility.

  Existing RBS Bonding Facility means the £100,000,000 bonding facility agreement entered into on 9 March 2005 between, inter alia, TUI AG as guarantor, TUI Northern Europe Limited as original borrower and The Royal Bank of Scotland plc as lender.

  Existing Security means Security granted by any member of the Group (other than Security falling within clause 21.6(c)(i) to 21.6(c)(vii) inclusive) as detailed in the Existing Security List.

  Existing Security List means:

  (a)
  a list of Existing Security in the form set out in Schedule 7 (Existing Security) as of 31 December 2004 provided that, for the avoidance of doubt, any Existing Security shall not be deemed to have been consented to by the Majority Lenders pursuant to clause 21.6(c)(iv) merely by the provision of such Existing Security List in accordance with clause 19.5(c); and

  (b)
  any further list of Existing Security as may have been agreed to between the Borrower and the Lenders.

  Existing Syndicated Bonding Facility means the up to £310,000,000 bonding facility agreement entered into on 9 March 2005 between, inter alia, TUI AG as guarantor, TUI Northern Europe Limited as original borrower, Bayerische Hypo- und Vereinsbank AG, Citigroup Global Markets Limited, Commerzbank Aktiengesellschaft, The Royal Bank of Scotland plc and WestLB AG as mandated lead arrangers, HVB Banque Luxembourg Société Anonyme as facility agent and The Royal Bank of Scotland plc as bonding agent.

  Extension Notice means a notice substantially in the form set out in Part C of Schedule 3 (Requests) given by the Borrower pursuant to clause 7.2(a) in relation to the Extension Option.

  Extension Option means the option to extend the Final Maturity Date pursuant to clause 7.2(a).

  Facility means the term loan facility made available under this Agreement as described in clause 2 (The Facility).

  Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

  Fair Market Value means, with respect to any assets or property, the sale value that would be obtained in an arm's length transaction between a willing buyer and a willing seller in a transaction not involving distress or necessity on the part of either party, as determined in good faith by the board of directors (Vorstand) of the Borrower.

  Fee Letter means any letter or letters dated on or about the date of this Agreement (or, in the case of the letters entered into in connection with the Commitment Letter, dated 2 August 2005 or 15 August 2005) between the Arranger and the Borrower (or the Agent and the Borrower) setting out any of the fees referred to in clause 12 (Fees).

  Final Maturity Date means the Initial Maturity Date or, following an exercise of the Extension Option, 30 September 2010.

  Finance Document means this Agreement, any Fee Letter, the Commitment Letter, the Engagement Letter, the Pricing Side Letter and any other document designated as such by the Agent and the Borrower in writing.

  Finance Party means the Agent, the Arranger or a Lender.

  Financial Indebtedness means (without double-counting) any indebtedness for or in respect of:

  (a)
  moneys borrowed;

  (b)
  any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

  (c)
  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

  (d)
  any indebtedness for or in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease (and, when calculating the amount of such indebtedness, only the capitalised value of that lease or hire purchase contract shall be taken into account);

  (e)
  receivables sold, assigned or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

  (f)
  any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

  (g)
  the acquisition cost of any asset to the extent payable before or after the time of acquisition and possession by the party liable therefor where the advance or deferred payment is arranged primarily as a method of raising finance or of financing the acquisition of that asset;

  (h)
  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

  (i)
  any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter or any credit or any other instrument issued by a bank or financial institution; and

  (j)
  the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i).

  Financial Quarter means each three month period ending on a Quarter Date.

  Fixed Charge Cover Ratio means the ratio of Consolidated EBITDAR to Consolidated Fixed Charges as calculated in accordance with the terms of clause 20 (Financial Covenants).

  Fuel Agreement means any spot, forward or other option price protection agreements and other types of derivative financial instruments relating to fuel prices.

  German Subsidiary means a Subsidiary of the Borrower whose jurisdiction of incorporation is Germany.

  Government Entity means and includes (whether having a distinct legal personality or not) any national or local government authority, supra-national authority, board, commission, department, division, organ, instrumentality, court or agency, any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is a member or to whose activities any of the foregoing is a participant (whether or not having the force of law but in respect of which compliance with whose regulations, rules, directives, requirements or guidelines is generally customary).

  Group means the Borrower and its Subsidiaries for the time being.

  Half-Year Date means, in respect of any year, 30 June and 31 December.

  Hapag-Lloyd AG means Hapag-Lloyd AG, a stock corporation duly organised under the laws of the Federal Republic of Germany and registered in the Commercial Register (Handelsregister) of the local court (Amtsgericht) of Hamburg under HRB 90972.

  HGB means the generally accepted accounting principles in Germany (HGB).

  HLAG Group means Hapag-Lloyd AG and its Subsidiaries.

  HLAG Ship Financing means the €600,000,000 term loan and revolving facility agreement dated 30 June 2004 between, inter alia, HLCL as borrower and Citigroup Global Markets Limited, HSH Nordbank AG, HVB Banque Luxembourg S.A., Commerzbank Aktiengesellschaft, Filiale Hamburg, Deutsche Bank AG in Hamburg and KfW.

  an HLAG Ship Financing Termination Event shall subsist for so long as:

  (a)
  there are no Available Commitments, no Total Outstandings and no Unpaid Sums (in each case, as defined in the HLAG Ship Financing); and

  (b)
  the HLAG Ship Financing has not been refinanced by any member of the HLAG Group (other than by way of loan granted by the Borrower) and no financing of an amount and tenor similar to the HLAG Group Ship Financing has been granted to any member of the HLAG Group.

  HLCL means Hapag-Lloyd Container Linie GmbH.

  Holdco means 620692 N.B. Inc. a New Brunswick company wholly owned directly by TBG.

  Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

  IAS means the International Accounting Standards.

  IASB means the International Accounting Standards Board.

  IFRS means International Financial Reporting Standards incorporating IAS and the interpretations thereof.

  Information Memorandum means the document in the form approved by the Borrower concerning the Group and the Target Group which, at the Borrower's request and on its behalf, will be prepared in relation to this transaction and distributed by the Arranger to selected financial institutions during the Syndication Period.

  Initial Certain Funds Date means the date falling 180 days after the Launch Date.

  Initial Margin means 1.75% per annum.

  Initial Maturity Date means 30 September 2006.

  Integration Agreement means the integration agreement entered into between the Borrower and Hapag-Lloyd AG for the purposes of a proposed IPO of Hapag-Lloyd AG.

  Interest Period means, in relation to a Loan, each period determined in accordance with clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 9.3 (Default interest).

  Interest Rate Agreement means any derivative financial instrument relating to interest rates (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements).

  Investment Canada means the federal Canadian governmental agency administering the Investment Canada Act.

  Investment Grade Rating means, in relation to the Borrower, a rating given by two Rating Agencies in respect of the Borrower's senior long-term unsecured debt of BBB or Baa2 or higher or any equivalent rating given by any other Rating Agency.

  IPO means, in respect of any company, an initial public offering of its shares on a recognised stock exchange.

  Launch Date means the date on which the Offer is commenced.

  Lender means:

  (a)
  any Original Lender; and

  (b)
  any bank, financial institution, trust, fund or other person which has become a Party in accordance with clause 23 (Changes to the Lenders),

  which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

  Leverage Ratio means the ratio of Consolidated Net Debt to Consolidated EBITDAR as calculated in accordance with the terms of clause 20 (Financial Covenants).

  LIBOR means, in relation to any Loan:

  (a)
  the applicable Screen Rate; or

  (b)
  (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

  Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

  LMA means the Loan Market Association.

  Major Default means any circumstance constituting an Event of Default under any of the following Clauses:

  (a)
  Clause 22.1 (Non-payment);

  (b)
  Clause 22.4 (Misrepresentation) (in relation only to Major Representations);

  (c)
  Clause 22.3 (Other obligations) (in relation only to a breach under Clause 21.6 (Negative Pledge), Clause 21.7 (Disposals), Clause 21.11 (Merger), Clause 21.15 (The Offer), Clause 21.9 (Subsidiary Indebtedness) or Clause 21.8 (Acquisitions));

  (d)
  Clause 22.6 (Insolvency);

  (e)
  Clause 22.7 (Insolvency proceedings) (other than in relation to any legal proceedings or other procedure or step preparatory to any of the things referred to in clauses (i), (ii) and (iii) of clause 22.7 which has no reasonable prospect of success);

  (f)
  Clause 22.10 (Cessation of business);

  (g)
  Clause 22.12 (Repudiation); and

  (h)
  Clause 22.11 (Unlawfulness) to the extent that the unlawfulness refers to a material obligation under the Finance Documents.

  Majority Lenders means:

  (a)
  if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

  (b)
  at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

  Major Representations means each of the representations set out in clauses 18.1 (Status) to 18.6 (Governing Law and Enforcement), 18.11(b), 18.14 (Solvency), 18.15 (Acquisition Documents and Bidco Constitutional Documents) and 18.18 (Offer Documents Information).

  Mandatory Cost means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost Formulae).

  Margin means:

  (a)
  for the period from the date of this Agreement to the date falling six Months after the Launch Date, the Initial Margin;

  (b)
  for the period from the date falling 6 Months after the Launch Date to the date falling 12 Months after the Launch Date, the Margin set out in the table below in the column for the period in which such time falls by reference to the aggregate amount of Equity Contributions received on or before that time:

Amount of Equity Contribution	A 6 Months after the Launch Date to 9 Months after the Launch Date	B 9 Months after the Launch Date to 12 Months after the Launch Date
less than €600,000,000	3.75% per annum	4.75% per annum
€600,000,000 or more but less than €1,000,000,000	3.25% per annum	4.00% per annum
€1,000,000,000 or more	2.25% per annum	2.75% per annum
  (c)
  after the date falling 12 Months after the Launch Date (the Step Up Date), by reference to the aggregate amount of Equity Contributions received on any date, the figure set out in column B in the table above plus 0.5% per annum and an additional 0.5% per annum each 90 days after the Step Up Date (the Margin Step Up) provided that notwithstanding the foregoing the interest payable at any time in relation to any Loan shall be subject to the maximum rate set out by reference to the Equity Contribution received on or before that time in the table below:

Amount of Equity Contribution	Maximum Interest Rate
Less than €600,000,000	10.00% per annum
€600,000,000 or more but less than €1,000,000,000	9.50% per annum
€1,000,000,000 or more	8.50% per annum

  Provided further that, for any time while the credit rating of the 2011 Notes from Moody's is less than Ba3 or, if there is no credit rating of the 2011 Notes from Moody's, the Margin will be increased by 1.00% and the relevant maximum interest rate shall be increased by 1.00%.

  However:

  (d)
  any increase or decrease of the Margin or the maximum interest rate shall take place on the date specified above or the date on which the relevant Equity Contribution has been received by the Borrower, as applicable and shall be applied to each Loan from the such date;

  (e)
  without prejudice to the generality of paragraphs (a), (b) and (c) if any new Equity Contribution is received by the Borrower following the Step Up Date, the Margin pursuant to the Margin Step Up shall be determined by reference to the appropriate level of the Equity Contributions set out in column B of the table taking into account such new Equity Contributions;

  (f)
  no decrease of the Margin shall take place until €600,000,000 has been received by the Borrower from the proceeds of equity securities (including preference shares) issued by the Borrower or any member of the Group; and

  (g)
  at any time while a Default is continuing the Agent may by notice in writing served on the Borrower increase the Margin for each Loan to the percentage per annum that would be applicable at that time if the aggregate Equity Contributions received were less than €600,000,000 (notwithstanding that the actual aggregate Equity Contributions received at that time might be €600,000,000 or more). Such increase of the Margin shall take effect from the date on which such Default occurred provided that a notice confirming such increase is served by the Agent within 3 Business Days after it is notified of such Default. Upon the Agent determining that the Default is no longer continuing it shall give the Borrower in writing to such effect and the Margin shall revert from the date of such notice to the level that would otherwise apply in accordance with the foregoing provisions of this definition of Margin.

  Material Adverse Effect means a material adverse effect on:

  (a)
  the business, assets or financial condition of the Borrower or on the financial condition, assets or business of the Group taken as a whole;

  (b)
  the ability of the Borrower to perform and comply with any of its material obligations under any Finance Document; or

  (c)
  the validity or enforceability of any of the Finance Documents.

  Material Subsidiary means:

  (a)
  (i)
  a Subsidiary of the Borrower the gross assets (Bilanzsumme), total turnover or pre-tax profits of which (calculated by reference to that Subsidiary's latest unconsolidated annual audited accounts) as at the date at which the Borrower's most recent annual audited consolidated financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate account for 5 per cent. or more of the gross assets calculated on a fully consolidated basis, the total turnover or the pre-tax profits of the Group (less the gross assets (disregarding any intra-Group items), total turnover and pre-tax profits of the Borrower and any Disposed Entity) (all as calculated by reference to such annual audited consolidated financial statements of the Borrower delivered to the Agent pursuant to clause 19.1 (Financial Statements)); or

  (ii)
  a Subsidiary of the Borrower which is a Holding Company of a Subsidiary which meets the criteria set out in sub-clause (a)(i) (including any Subsidiary which is a Material Subsidiary by virtue of the operation of this paragraph) provided that the Borrower may, on the basis of the latest consolidated annual audited statements of that Subsidiary, demonstrate that that Subsidiary is not a Material Subsidiary for the reason that it does not meet the criteria set out in sub-clause (a)(i); or

  (b)
  a Subsidiary of the Borrower to which has been transferred (whether in a single transaction or a series of transactions (whether related or not)) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transactions was a Material Subsidiary; or

  (c)
  a Nominated Material Subsidiary (as defined below).

  For the purposes of this definition:

    (i)
    only Subsidiaries which are fully consolidated Subsidiaries in the consolidated financial statements of the Borrower will be taken into account;

    (ii)
    if a Subsidiary of the Borrower becomes a Material Subsidiary under paragraph (b) above, then the Material Subsidiary by which the relevant transfer was made shall, subject to paragraph (a) above, cease to be a Material Subsidiary;

    (iii)
    if a company or corporation (which would otherwise be a Material Subsidiary) ceases to be a Subsidiary of the Borrower in accordance with the terms of this Agreement at any time, such entity shall at such time also, for the avoidance of doubt, cease to be a Material Subsidiary; and

    (iv)
    if a company or corporation becomes a Subsidiary of the Borrower at any time after the end of the financial period to which the latest annual audited consolidated financial statements of the Borrower relate, those annual audited consolidated financial statements shall be adjusted as if that Subsidiary had been shown in them by reference to the then latest annual audited financial statements of that Subsidiary (consolidated if appropriate) until annual audited consolidated financial statements of the Borrower for the financial period in which the acquisition is made have been prepared.

  Provided that the Material Subsidiaries shall (excluding any interest in any Subsidiaries and, in relation to the gross assets, total turnover and pre-tax profits of a Subsidiary, by reference to the latest unconsolidated annual audited accounts of that Subsidiary) at all times, represent the Subsidiaries whose aggregate gross assets, total turnover and pre-tax profits are equal to or exceed 80% of the gross assets (less the amount of goodwill arising from capital consolidation (if any)), total turnover and pre-tax profits of the Group (in each case, with respect to gross assets only, calculated on a fully consolidated basis) less the gross assets (disregarding any intra-Group items), total turnover and pre-tax profits of the Borrower and any Disposed Entity as at the date the annual consolidated financial statements of the Borrower were prepared and, if the aggregate gross assets, total turnover or pre-tax profits do not equal or exceed 80% of any such threshold, the Borrower shall nominate such other Subsidiaries as Material Subsidiaries (each, a Nominated Material Subsidiary) as would, when aggregated together with the other Material Subsidiaries equal or exceed such threshold.

  Provided further that, in relation to any calculation in relation to pre-tax profits of the Group only, if the pre-tax profits of the Group (less the pre-tax profits of the Borrower and any Disposed Entities) is less than €200,000,000:

  (A)
  the pre-tax profits of the Borrower shall be added back to that calculation and, if the pre-tax profits of the Group are still less than €200,000,000;

  (B)
  the pre-tax profits of the Disposed Entities (if any) shall be added back to that calculation until the figure exceeds €200,000,000 or the pre-tax profits of all of the Disposed Entities have been added back.

  Maximum Offer Price means, in respect of the Offer, the amount per share calculated pursuant to the terms of the Pricing Side Letter.

  Minimum Equity Issue means the receipt of at least €600,000,000 by the Borrower from the issue of equity securities (including preference shares).

  Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

  (a)
  (subject to paragraph (c)) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

  (b)
  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

  (c)
  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

  The above rules will only apply to the last Month of any period.

  Moody's means Moody's Investors Services Limited (or any successor to its rating business).

  Net Disposal Proceeds means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Borrower or any Subsidiary of the Borrower), less:

  (a)
  brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants, investment banks and other consultants) related to such Asset Sale;

  (b)
  taxes paid and provisions for all taxes payable as a result of such Asset Sale (after taking into account any tax credits and deductions and any tax sharing agreements);

  (c)
  all payments made on any Financial Indebtedness that is secured by any Property subject to such Asset Sale in accordance with the terms of any Security upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

  (d)
  amounts required to be paid to any person (other than to the Borrower or any Subsidiary of the Borrower) owning a beneficial interest in the assets subject to the Asset Sale; and

  (e)
  appropriate amounts to be provided by the Borrower or any Subsidiary of the Borrower, as the case may be, as a reserve required in accordance with IFRS against any liabilities associated with such Asset Sale and retained by the Borrower or such Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer's Certificate delivered to the Agent.

  Non-Recourse Debt means Financial Indebtedness:

  (a)
  as to which no member of the TUI Tourism Group:

  (i)
  provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Financial Indebtedness);

  (ii)
  is directly or indirectly liable as a guarantor or otherwise; or

  (iii)
  constitutes the lender; and

  (b)
  as to which the lenders have been notified in writing that they will not have any recourse to the TUI Tourism Group or its stock or assets.

  Off Balance Sheet Debt means the payment obligations of any member of the Group in respect of operating leases or other lease, tenancy or leasing contracts (finanzielle Verpflichtungen aus operativen Miet-, Pacht- und Charterverträgen).

  Offer means the offer proposed to be made by Bidco, substantially on the terms set out in the Offer Document, to acquire the whole of the issued share capital of the Target.

  Offer Document means the offer document and the circular to be despatched to shareholders of the Target by Bidco in respect of the Offer, as such offer document may from time to time be amended, added to, revised, renewed, substituted or waived other than as prohibited by the terms of this Agreement.

  Offer Price means the price per share offered by Bidco to the shareholders of the Target pursuant to the Offer as such price may be adjusted in accordance with the terms of clause 21.15.

  Officer's Certificate means a certificate signed by the chief financial officer or two members of staff registered as Vorstand or Prokurist in the commercial register of the Borrower.

  Optional Currency means US Dollars or Canadian Dollars.

  Original Financial Statements means:

  (a)
  the audited consolidated financial statements of the Group for the financial year ended 31 December 2004; and

  (b)
  the audited consolidated financial statements of the Target Group for the financial year ended 31 December 2004.

  Original Total Assets Value means, the aggregate value of the total assets of the Group as set out in the consolidated audited financial statements of the Borrower for the financial year ending 31 December 2004 (and, following delivery of the same, the consolidated audited financial statements of the Borrower for the financial year ending 31 December 2005 in replacement thereof), less to the extent that they are disposed of after 31 December 2004 or 31 December 2005 (as the case may be):

  (a)
  the total assets attributable to Preussag North America, Inc and/or its disposed of Subsidiaries;

  (b)
  the total assets attributable to Wolf GmbH and/or its disposed of Subsidiaries; and

  (c)
  the total assets attributable to VTG GmbH and/or its disposed of Subsidiaries,

  in each case by reference to the value for the same set out in the consolidated audited financial statements for 2004 or 2005, as the case may be and, in each case, adding the Net Disposal Proceeds received in respect of that disposal.

  Pari Passu Indebtedness means any Financial Indebtedness of the Borrower that ranks equally in right of payment with the Facility.

  Participating Member State means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

  Party means a party to this Agreement.

  Permitted Financial Institution means:

  (a)
  an Arranger or an Affiliate of an Arranger; or

  (b)
  a bank or financial institution that is incorporated in any member state of the European Union, or any commercial banking institution that is a member of the U.S. Federal Reserve System, in each case, having a combined capital and surplus and undivided profits of not less than €500,000,000 and whose debt has a rating from the Rating Agencies immediately prior to the time such transaction is entered into, of at least A or A2, as the case may be.

  Permitted Receivables Financing means any financing pursuant to which any member of the Group sells, conveys or otherwise transfers to any other person or grants a security interest in, any accounts receivable (and related assets) in an aggregate principal amount equivalent to the Fair Market Value of such accounts receivable (and related assets) provided that:

  (a)
  the covenants, events of default and other provisions applicable to such financing shall be customary for such transactions and shall be on market terms (as determined in good faith by the board of directors (Vorstand) of the Borrower) at the time such financing was entered into;

  (b)
  the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by the board of directors (Vorstand) of the Borrower) at the time such financing is entered into; and

  (c)
  such financing shall be non-recourse to any other member of the Group except to a limited extent customary for such transactions.

  Permitted Refinancing Indebtedness means any amendments, renewals, extensions, substitutions, refinancings or replacements of any Financial Indebtedness of a member of the Group, including any successive refinancings, provided that:

  (a)
  the Borrower is the borrower under such refinancing or, if not, the Financial Indebtedness being refinanced is not the Financial Indebtedness of the Borrower;

  (b)
  such Financial Indebtedness is in an aggregate principal amount (or if incurred with original issue discount, the aggregate issue price) not in excess of the sum of:

  (i)
  the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Financial Indebtedness being refinanced; and

  (ii)
  an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing;

  (c)
  the term of which is equal to or greater than the term of the Financial Indebtedness being refinanced;

  (d)
  the final maturity date of which is no earlier than the final maturity date of the Financial Indebtedness being refinanced; and

  (e)
  the new Financial Indebtedness is not senior in right of payment to the Financial Indebtedness being refinanced.

  Permitted Subsidiary Indebtedness means any Financial Indebtedness incurred by or outstanding from any member of the Group (other than the Borrower):

  (a)
  outstanding on 29 June 2004;

  (b)
  incurred from a Permitted Financial Institution in connection with the operation of Cash Management Arrangements established for the benefit of any member of the Group (other than the Borrower);

  (c)
  that is Non-Recourse Debt and is incurred by any member of the HLAG Group;

  (d)
  incurred in connection with any Productive Assets Financing where:

  (i)
  it finances the replacement of any aircraft, ship, container or rolling stock owned and used by such member of the Group; or

  (ii)
  the principal amount of such Productive Assets Financing:

  (A)
  when aggregated with all of the other Productive Assets Financings then outstanding (other than those otherwise permitted pursuant to paragraphs (c) and (d)(i)) does not exceed the greater of €300,000,000 or 6% of the Consolidated Net Tangible Fixed Assets at that time; and

  (B)
  does not, at the time that such Productive Assets Financing is entered into exceed (x) the Fair Market Value of the relevant asset or improvement or (y) in the case of an uncompleted constructed asset, the estimated value of the asset to be constructed, as determined on the date the contract for construction was entered into by the relevant member of the Group (including, in each case, any reasonable related fees and expenses incurred in connection with such acquisition, construction and development);

  (e)
  that is intercompany debt provided that:

  (i)
  if the Borrower is the obligor with respect to any such intercompany debt, no Security has been granted in connection with such intercompany debt unless required by a Credit Facility or permitted pursuant to the terms of clause 21.6 (Negative Pledge); and

  (ii)
  any disposition, pledge or transfer of any such intercompany debt to any person other than a member of the Group will be deemed not to be permitted pursuant to this paragraph (e);

  (f)
  arising from any guarantee in respect of purchase price adjustments in connection with the acquisition or disposal of assets, including, without limitation, shares, other than guarantees given by any member of the Group of any Financial Indebtedness incurred by any person acquiring all or a portion of such assets for the purposes of financing such acquisition provided that the maximum aggregate liability pursuant to such guarantees (other than in respect of tax and environmental matters) will at no time exceed the gross proceeds (including non-cash proceeds (the Fair Market Value of non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value)) actually received from the sale of such assets;

  (g)
  pursuant to any Currency Agreement, Commodity Agreement, Fuel Agreement or Interest Rate Agreements entered into in the ordinary course of business and not for speculative purposes;

  (h)
  in respect of workers' compensation claims and claims arising under similar legislation, or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

  (i)
  arising from:

  (i)
  the honouring by a bank or other financial institution of a cheque, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Financial Indebtedness is repaid within 5 Business Days of it being incurred;

  (ii)
  bankers' acceptances, performance, surety, judgement, appeal or similar bonds, instruments or obligations; and

  (iii)
  completion or performance guarantees provided or letters of credit obtained by such member of the Group in the ordinary course of business;

  (j)
  pursuant to Permitted Receivables Financings incurred by Receivables Subsidiaries where the aggregate amount of all Permitted Receivables Financings outstanding at that time does not exceed 35% of Total Receivables;

  (k)
  pursuant to the provision in the ordinary course of business of bonds, guarantees, letters of credit or similar obligations that are required by governmental or regulatory agencies or trade associations;

  (l)
  pursuant to Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance Financial Indebtedness incurred by it or another member of the Group (other than the Borrower unless the original Financial Indebtedness was incurred by the Borrower) that was permitted to be incurred pursuant to paragraphs (a), (l) or (m) of this definition;

  (m)
  which has been incurred by a member of the Group and was outstanding on the date that member of the Group was acquired provided that such Financial Indebtedness was not incurred:

  (i)
  to provide all or any portion of the funds utilised to consummate the transaction or series or transactions pursuant to which such Subsidiary was acquired; or

  (ii)
  otherwise in connection with, or in contemplation of, such acquisition;

  (n)
  guaranteed by a Subsidiary of the Borrower provided that the relevant Financial Indebtedness is permitted by the terms of this Agreement; and

  (o)
  of any other Financial Indebtedness not covered by paragraphs (a) to (n) above provided that such Financial Indebtedness shall not exceed an aggregate outstanding principal amount (or accreted value, as applicable) of €100,000,000 (or its equivalent in any other currency or currencies), provided that, in the event that any Financial Indebtedness meets the criteria set out in more than one of the paragraphs set out above, the Borrower will be permitted to classify such item of Financial Indebtedness on the date of its incurrence or later reclassify all or a portion of such item of Financial Indebtedness. Financial Indebtedness under Credit Facilities outstanding on the date of this Agreement will be initially deemed to have been incurred on such date in reliance on the exception set out at paragraph (a).

  Press Release means a press announcement to be released by the Borrower announcing the terms of the Offer in the form to be agreed between Bidco and the Target and approved by the Lenders (such approval not to be unreasonably withheld or delayed).

  Pricing Side Letter means the letter between the Borrower, the Agent and the Arranger in relation to the pricing for the Offer.

  Productive Assets Financing means, in relation to any member of the Group (other than the Borrower) any capital lease obligations (as determined in accordance with IFRS), mortgage financings or purchase money obligations or other Financial Indebtedness incurred or assumed in connection with the acquisition, construction or development of real or personal, moveable or immovable property or assets used (at the time of such acquisition, construction or development or within 180 days thereafter) in the business of that member of the Group (including any reasonable related fees or expenses incurred in connection with such acquisition or development).

  Property means, with respect to any person, any interest of such person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock, and other securities of, any other person. For purposes of any calculation required pursuant to this Agreement, the value of any Property shall be its Fair Market Value.

  Quarter Date means each of 31 March, 30 June, 30 September and 31 December in any year.

  Quotation Day means, in relation to any period for which an interest rate is to be determined:

  (a)
  (if the currency is sterling) the first day of that period;

  (b)
  (if the currency is euro) two TARGET Days before the first day of that period; or

  (c)
  (for any other currency) two Business Days before the first day of that period,

  unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

  Rating Agency means either of Moody's or S&P or any other rating agency as may be agreed between the Borrower and the Agent (acting on the instructions of the Majority Lenders).

  Real Estate Business means Preussag Immobilien GmbH, WAG Salzgitter Wohnungs-GmbH and Salzgitter Grundstücks- und Beteiligungsgesellschaft mbH or the business or any assets of such companies.

  Receivables Entity means a Receivables Subsidiary or any other person that is not an Affiliate of the Borrower, in each case, whose sole business activity is to engage in a Permitted Receivables Financing, including to issue securities or other interests in connection with a Permitted Receivables Financing.

  Receivables Subsidiary means a member of the Group whose sole business activity is to engage in a Permitted Receivables Financing, including to issue securities or other interests in connections with a Permitted Receivables Financing.

  Reference Banks means, in relation to LIBOR and Mandatory Cost, the principal London offices of Citibank International plc and Deutsche Bank AG London and the Luxembourg office of HVB Banque Luxembourg Société Anonyme and, in relation to EURIBOR, the principal office in London of Citibank International plc and the principal office in Luxembourg of HVB Banque Luxembourg Société Anonyme and the principal office in London of Deutsche Bank AG or such other banks as may be appointed by the Agent in consultation with the Borrower.

  Regulatory Approvals means the clearances for the Acquisition from each of:

  (a)
  The European Commission;

  (b)
  The Commissioner of Competition under the Competition Act (Canada); and

  (c)
  Investment Canada.

  Related Business means any business which is the same as or related, ancillary or complementary to any of the businesses of the Borrower or any Subsidiary of the Borrower on the date of this Agreement.

  Related Business Assets means assets used or useful in a Related Business.

  Relevant Interbank Market means in relation to euro the European interbank market and, in relation to any other currency, the London interbank market.

  Relevant Period has the meaning given to it in clause 20.1 (Financial definitions).

  Repeating Representations means each of the representations set out in clause 18 (Representations) (other than those set out in clauses 18.7 (Deduction of Tax), 18.8 (No filing or stamp taxes), 18.10 (No misleading information), 18.13 (No proceedings pending or threatened), 18.14 (Solvency), 18.15 (Acquisition Documents and Bidco Constitutional Documents), 18.17 (Holding Company) and 18.18 (Offer Documents Information) provided that the representation contained in clause 18.11 (Financial Statements) shall be repeated by reference to the most recently delivered audited financial statements.

  S&P means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (or any successor to its rating business).

  Screen Rate means:

  (a)
  in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

  (b)
  in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

  displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

  Secured Financing Ratio means the ratio of Secured Financing to Adjusted Balance Sheet Total as further set out in clause 20 (Financial Covenants).

  Security means a mortgage, charge, pledge, lien, hypothecation, assignment by way of security, title retention arrangement or other security interest (dingliche Sicherheit) securing any obligation of any person for the payment or repayment of money or any other obligations or any other agreement or arrangement having a similar effect.

  Security Date means the date on which the Borrower informs the Agent that the Security to be granted in respect of the HLAG Ship Financing has been executed.

  Selection Notice means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with clause 10 (Interest Periods).

  Ship-Owning SPV means a company:

  (a)
  whose share capital is (or is to be) wholly-owned by a member of the Group;

  (b)
  whose sole purpose is the ownership, operation and maintenance of one or more shipping vessels; and

  (c)
  whose only indebtedness (other than indebtedness owed to other members of the Group) is that incurred in connection with the acquisition of such vessel(s).

  Squeeze out means a compulsory acquisition of the Target Shares not owned by the Group following the completion of the Offer pursuant to the Business Corporations Act (New Brunswick).

  Squeeze out Documents means the documents which will implement either the Squeeze out or the Bidco Merger.

  Specified Asset Sale means the sale of the shares in or the assets of Wolf GmbH and/or its Subsidiaries provided that the Fair Market Value of the assets sold in such transaction may not exceed €50,000,000.

  Specified Time means a time determined in accordance with Schedule 9 (Timetables).

  Structure Paper means the paper in connection with the structure of the Acquisition provided to the Agent by the Borrower and acceptable to the Arranger.

  Subordinated Indebtedness means the Financial Indebtedness of the Borrower that is subordinated in right of payment to the Facility.

  Subsidiary means, in relation to any company or corporation, a company or corporation:

  (a)
  more than half the issued share capital of which is owned, directly or indirectly, by the first mentioned company or corporation; or

  (b)
  which is otherwise controlled (within the meaning of Section 17 of the German Stock Corporation Act), directly or indirectly, by the first mentioned company or corporation; or

  (c)
  which is a "subsidiary" (Tochterunternehmen), within the meaning of Sec. 290 of the German Commercial Code, of the first mentioned company or corporation; or

  (d)
  which is a Subsidiary of another Subsidiary of such company or corporation.

  Successful Syndication Date means the earlier of:

  (a)
  the date upon which the aggregate of the Commitments of the Arranger (or their Affiliates) are reduced to €600,000,000 or less;

  (b)
  30 September 2006; and

  (c)
  the date on which the Agent (acting on the instructions of the Arranger) confirms to the Borrower that the syndication of the Facility has been completed.

  Super Majority Lenders means:

  (a)
  if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 79% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 79% of the Total Commitments immediately prior to the reduction); or

  (b)
  at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 79% of all the Loans then outstanding.

  Support Agreement means the support agreement dated on or about the date of the Press Release between the Borrower, Bidco and the Target in connection with the Offer as amended from time to time and as permitted in accordance with the terms of this Agreement.

  Surety Bond means any bonding facility made available to TUI Northern Europe Limited or any of its Subsidiaries for issuing bonds or guarantees where the aggregate outstanding amount under all such bonding facilities (other than the Existing Bonding Facilities) does not exceed £50,000,000 at any time.

  Syndication Commencement Date means:

  (a)
  if the Minimum Equity Issue has not occurred by 30 September 2005, on or after 1 October 2005 at the Arranger's discretion; and

  (b)
  in any event, 1 December 2005.

  Syndication Period means the period from the Syndication Commencement Date to the Successful Syndication Date.

  TARGET means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

  TARGET Day means any day on which TARGET is open for the settlement of payments in euro.

  Target means CP Ships Limited.

  Target Existing Indebtedness means the Financial Indebtedness of the Target Group as at the date of this Agreement which becomes, or could become, due and payable or subject to any obligation to repurchase by reason of the Offer or the completion of the Acquisition and is not otherwise refinanced by the Group or the Target Group and includes, without limitation, the US$200,000,000 10.375% senior notes maturing 15 July 2012 and the US$200,000,000 4% convertible senior subordinated notes maturing 1 March 2024 of the Target.

  Target Group means the Target and its Subsidiaries.

  Target Shares means the common shares (on a fully diluted basis) of the Target.

  Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

  TBG means TUI Beteiligungs GmbH.

  Total Assets means, at any time, the total assets (Gesamtvermögen) of the Group as set out in the then most recently delivered annual audited consolidated financial statements of the Borrower.

  Total Commitments means the aggregate of the Commitments, being €2,200,000,000 at the date of this Agreement.

  Total Loss means:

  (a)
  actual, constructive, compromised, agreed or arranged total loss of a Collateral Vessel (as determined by the relevant insurances or any competent court of law or arbitration tribunal);

  (b)
  the Compulsory Acquisition of a Collateral Vessel; or

  (c)
  the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Collateral Vessel (other than where the same amounts to a Compulsory Acquisition of a Collateral Vessel) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless that Collateral Vessel be released and restored to HLCL from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty days after the occurrence thereof.

  Total Receivables means, at any date:

  (a)
  the accounts receivable of the Group as of such date; plus

  (b)
  the amount of accounts receivable of the Group that have been sold, conveyed or otherwise transferred in Permitted Receivables Financings and are outstanding at such date.

  Transaction Documents means the Finance Documents and the Acquisition Documents.

  Transfer Certificate means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Borrower.

  Transfer Date means, in relation to a transfer, the later of:

  (a)
  the proposed Transfer Date specified in the Transfer Certificate; and

  (b)
  the date on which the Agent executes the Transfer Certificate.

  TUI Tourism Group means the Group excluding the HLAG Group.

  Unpaid Sum means any sum due and payable but unpaid by the Borrower under the Finance Documents.

  Utilisation means a utilisation of the Facility.

  Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made.

  Utilisation Request means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

  VAT means value added tax and any other tax of a similar nature.

1.2       Construction

  (a)
  Unless the contrary intention appears, any reference in this Agreement to:

  (i)
  the Agent, the Arranger, any Finance Party, any Lender, any Party or any person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

  (ii)
  an agreement also includes a concession, contract, deed, franchise, treaty or undertaking (in each case, whether oral or written);

  (iii)
  an amendment includes a supplement, novation, restatement or re-enactment and amend and amended (or any of their derivative forms) will be construed accordingly;

  (iv)
  annual period means the period of 12 Months from the date of this Agreement up to the anniversary of the date of this Agreement and each period of 12 Months falling thereafter;

    (v)
    assets includes present and future properties, revenues and rights of every description;

    (vi)
    consolidated financial statements of the Borrower shall be a reference to the Konzernabschluss of the Borrower and to the unconsolidated financial statements of the Borrower shall be a reference to the Einzelabschluss of the Borrower.

    (vii)
    disposal includes a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

    (viii)
    a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended;

    (ix)
    a financial statement includes the notes to that financial statement;

    (x)
    a guarantee also includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by way of the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnity against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

    (xi)
    the expressions hereof, herein, hereunder and similar expressions shall be construed as references to this Agreement as a whole (including all Schedules) and shall not be limited to the particular clause or provision in which the relevant expression appears, and references to this Agreement and all like indications shall include references to this Agreement as supplemented by all Transfer Certificates and any other agreement or instrument which amends this Agreement;

    (xii)
    include or including shall be construed without limitation;

    (xiii)
    indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

    (xiv)
    a person includes any individual, firm, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity (whether or not having separate legal personality) or two or more of the foregoing;

    (xv)
    a regulation includes any regulation, rule, treaty, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

    (xvi)
    repay (or any of its derivative forms) includes prepay (or any of its derivative forms);

    (xvii)
    a provision of law is a reference to that provision as extended, applied or amended and includes any subordinate legislation; and

    (xviii)
    a time of day is a reference to London time.

  (b)
  Section, clause and Schedule headings are for ease of reference only.

  (c)
  Unless the contrary intention appears:

  (i)
  a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

  (ii)
  an amount in euro is payable only in the euro unit;

  (iii)
  a term used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

  (iv)
  if there is an inconsistency between this Agreement and any other Finance Document this Agreement will prevail; and

  (v)
  any obligation of the Borrower under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation is or may be outstanding under the Finance Documents.

  (d)
  A Default is continuing if it has not been remedied (if capable of remedy) or waived.

1.3       Third Party Rights

  (a)
  Unless expressly provided to the contrary in a Finance Document a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act).

  (b)
  Notwithstanding any term of any Finance Document, the consent of any third party is not required to rescind, vary, amend or terminate a Finance Document at any time.

2.         THE FACILITY

2.1       The Facility

  Subject to the terms of this Agreement, the Lenders make available to the Borrower a multicurrency term loan facility in an aggregate amount equal to the Total Commitments.

2.2       Finance Parties' rights and obligations

  (a)
  The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

  (b)
  The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

  (c)
  A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.         PURPOSE

3.1       Purpose

  The Borrower shall apply all amounts borrowed by it under the Facility towards on-lending to TBG (other than amounts that are utilised to pay Acquisition Costs payable by the Borrower or any member of the Group). The Borrower undertakes to procure that TBG contributes amounts borrowed under the Facility to Holdco by way of capital and that Holdco in turn contributes such amounts to Bidco by way of capital and to procure that Bidco applies such amounts towards:

  (a)
  Payments due under the terms of the Offer;

  (b)
  Payments due pursuant to the Squeeze-out or the Bidco Merger, as the case may be; and

  (c)
  Refinancing or funding the purchase by Bidco or the Target of the Target Existing Indebtedness.

    For the avoidance of doubt, it is agreed that

    (i)
    no amounts borrowed under this Facility may be used for the acquisition of Target Shares other than pursuant to the Offer, the Squeeze-out or the Bidco Merger; and

    (ii)
    the Borrower may on the last day of the Availability Period draw down under the Facility to fund payments to be made pursuant to paragraph (c) falling due after the end of the Availability Period provided that, such Loans shall be paid into a Blocked Account and shall not be used for any purpose other than that referred to in paragraph (c).

3.2       Monitoring

  No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.         CONDITIONS OF UTILISATION

4.1       Initial conditions precedent

  The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2       Further conditions precedent

  Subject to Clause 4.3 (Certain Funds), the Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

  (a)
  no Default is continuing or would result from the proposed Loan; and

  (b)
  the Repeating Representations to be made by the Borrower are (and if the proposed Loan is made, will on the date the Loan is made be) true in all material respects.

4.3       Certain Funds

  Each Finance Party agrees that during the Certain Funds Period, notwithstanding any other provision of this Agreement, the Finance Parties shall not:

  (a)
  have the right to refuse to make, prevent or limit the making of any Utilisation to be used for the purpose set out at clause 3.1 (Purpose) during the Certain Funds Period, whether by cancellation, rescission or termination of the Facilities or otherwise (including by invoking any conditions set out in Clause 4.2 (Further Conditions Precedent)); or

  (b)
  otherwise exercise during the Certain Funds Period any right of set-off, rescission or counterclaim or similar right or remedy if to do so would prevent or limit the making of any Utilisation to be used for the purpose set out at clause 3.1 (Purpose); or

  (c)
  cancel or declare the Facility due and payable during the Certain Funds Period or payable on demand or exercise any other rights under Clause 22.15 (Acceleration),

    in each case unless:

    (i)
    a Major Default has occurred and is continuing or would result from the making of a Utilisation to be used for the purpose set out at clause 3.1 (Purpose);

    (ii)
    a Major Representation is incorrect or misleading in any material respect when made or deemed to be made;

    (iii)
    the Lenders are not obliged to make any Loan pursuant to clause 8.2(a)(ii); or

    (iv)
    a Lender is entitled to do so by virtue of the provisions of Clause 8.1 (Illegality), in which case any such rights, remedies and entitlements shall only be exercised in respect of the affected Lender unless the Lenders determine that following such exercise the Borrower will not have sufficient funds to complete the Acquisition, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Lenders notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

4.4       Maximum number of Loans

  (a)
  The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 10 or more Loans would be outstanding.

  (b)
  Any Loan made by a single Lender under clause 6.2 (Unavailability of a currency) shall not be taken into account in this clause 4.4.

5.         UTILISATION

5.1       Delivery of a Utilisation Request

  The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2       Completion of a Utilisation Request

  (a)
  Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

  (i)
  the proposed Utilisation Date is a Business Day within the Availability Period;

  (ii)
  the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount); and

  (iii)
  the proposed Interest Period complies with clause 10 (Interest Periods).

  (b)
  Only one Loan may be requested in each Utilisation Request.

5.3       Currency and amount

  (a)
  The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

  (b)
  The amount of the proposed Loan must be:

  (i)
  if the currency selected is the Base Currency, a minimum of €50,000,000 (and an integral multiple of €10,000,000) or, if less, the Available Facility; or

  (ii)
  if the currency selected is US Dollars, a minimum of $50,000,000 (and an integral multiple of $10,000,000) or, if less, the Available Facility; or

  (iii)
  if the currency selected is Canadian Dollars, a minimum of C$100,000,000 (and an integral multiple of C$20,000,000) or, if less, the Available Facility; or

  (iv)
  in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4       Lenders' participation

  (a)
  If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

  (b)
  The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

  (c)
  The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

5.5       Limitations on Utilisations

  The Facility may not be utilised prior to the Closing Date.

6.         OPTIONAL CURRENCIES

6.1       Selection of currency

  The Borrower shall select the currency of a Loan in a Utilisation Request.

6.2       Unavailability of a currency

  If before the Specified Time on any Quotation Day:

  (a)
  a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

  (b)
  a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

  the Agent will give notice to the Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3       Agent's calculations

  (a)
  Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of clause 5.4 (Lenders' participation).

7.         REPAYMENT

7.1       Repayment of Loans

  Subject to clause 7.2 (Extension Option), the Loans shall be repaid in full on the Initial Maturity Date.

7.2       Extension Option

  (a)
  The Borrower may, by delivery of an Extension Notice at least 30 days but not more than 60 days prior to the Initial Maturity Date, request the Agent to extend the Final Maturity Date to 30 September 2010 for all or part of the Loans (being in a minimum aggregate amount of €100,000,000 or its equivalent in other currencies) whereupon, subject to clause 7.2(b), the Final Maturity Date shall be so extended in respect of those Loans.

  (b)
  No extension of the Final Maturity Date pursuant to paragraph (a) shall occur if:

  (i)
  on or before the Initial Maturity Date, the Borrower has not paid the Conversion Fee to the Agent on behalf of the Lenders; or

  (ii)
  any Default is outstanding on the date of the Extension Notice or on the Initial Maturity Date; or

  (iii)
  any of the Repeating Representations made or deemed to be made by the Borrower on the Initial Maturity Date are not true in all material respects,

    provided that the conditions specified in sub-paragraphs (ii) and (iii) may only be waived by a Lender in its absolute discretion provided that if Lenders whose participations in the Loans exceed 66 2/3% of the Loans (the Consenting Lenders) determine that the conditions shall be waived, the Borrower shall only be required to repay the participations in the Loans of those Lenders that are not Consenting Lenders and the Commitments of those Lenders only shall be cancelled.

  (c)
  For the avoidance of doubt this Extension Option may be exercised once only by the Borrower.

7.3       Reborrowing

  The Borrower may not reborrow any part of the Facility which is repaid.

8.         PREPAYMENT AND CANCELLATION

8.1       Illegality

  If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

  (a)
  that Lender shall promptly notify the Agent upon becoming aware of that event;

  (b)
  upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

  (c)
  the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2       Change of control of the Borrower

  (a)
  If any person or group of persons acting in concert gains control of the Borrower or upon a Flotation of any Material Subsidiary (as defined in paragraphs (a) or (b) of the definition of Material Subsidiary) or the sale of all or substantially all of the assets of the Group (whether in a single transaction or a series of related transactions and whether voluntary or involuntary):

  (i)
  the Borrower shall promptly notify the Agent (on behalf of the Finance Parties) upon becoming aware of that event;

  (ii)
  a Lender shall not be obliged to fund a Utilisation;

  (iii)
  the Borrower and the Finance Parties shall enter into negotiations in good faith to determine how to continue the Facility;

  (iv)
  if no agreement is reached within thirty days of the change of control, Flotation or sale the Loans shall, subject to sub-paragraph (v) below, become due and payable in full, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable together within the thirty days following, and the Facility will be immediately cancelled on, the earlier of:

  (A)
  the last day of that negotiation period; and

  (B)
  the date upon which it is determined by the Agent and the Borrower that no agreement can be reached; and

  (v)
  if Lenders whose aggregate Commitments are more than 50% of the Total Commitments at that time agree that no prepayment or cancellation should be required, the Borrower shall only be obliged to repay the participations in the Loans of those Lenders that do not so agree and the Commitments of those Lenders only shall be cancelled and Loans and accrued interest shall be repaid only to the extent owing to such Lenders in accordance with sub-paragraph (iv) above.

  (b)
  For the purpose of paragraph (a) control means:

  (i)
  the power (whether by ownership of shares, proxy, contract, agency or otherwise) to:

  (A)
  cast, or control the casting of, more than one-half of the number of votes of the Borrower; or

      (B)
      appoint or remove all, or the majority, of the shareholders representatives on the supervisory board of the Borrower; or

    (ii)
    the holding of more than one-half of the issued share capital of the Borrower (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

  (c)
  For the purpose of paragraph (a) acting in concert shall have the meaning given to the German term gemeinsam handelnd in section 2(5) of the German takeover code (Wertpapiererwerbs- und Übernahmegesetz).

  (d)
  For the purpose of paragraph (a) Flotation means:

  (i)
  A successful application being made for the admission of any part of the share capital of any member of the Group to the Frankfurt Stock Exchange or any other stock exchange; or

  (ii)
  The grant of permission to deal in any part of the issued share capital of any member of the Group on the European Acquisition of Securities Dealers Automated Quotation System or on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any exchange or market replacing the same or any other exchange or market in any country.

8.3       Mandatory Prepayment upon disposal of the Target

  Upon a sale of any of the shares in the Target by any member of the Group (other than to a Material Subsidiary) then, upon receipt of the Net Disposal Proceeds for such sale of shares, all outstanding Loans and all other amounts accrued under the Finance Documents shall become immediately due and payable and the Facility will be immediately cancelled.

8.4       Mandatory Prepayment upon disposal of Hapag-Lloyd AG

  Upon a sale of any of the shares in Hapag-Lloyd AG (other than to a member of the Group) then, upon receipt of the Net Disposal Proceeds for such sale of shares, all outstanding Loans and all other amounts accrued under the Finance Documents shall become immediately due and payable and the Facility will be immediately cancelled.

8.5       Voluntary cancellation

  The Borrower may, if it gives the Agent not less than 3 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum Base Currency Amount of €10,000,000) of the Available Facility. Any cancellation under this clause 8.5 shall reduce the Commitments of the Lenders rateably.

8.6       Voluntary prepayment of Loans

  The Borrower may, if it gives the Agent not less than 3 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of €10,000,000).

8.7       Mandatory Prepayments

  (a)
  For the purposes of this Clause 8.7:

    Debt Proceeds means the proceeds of the borrowing or raising of any Financial Indebtedness by any member of the Group (including, for the avoidance of doubt, any public or private bond issue, private placement, note issuance, bilateral or syndicated loan or other debt raising arrangement), other than Excluded Debt, after deducting fees and expenses and any Tax properly incurred by any member of the Group in connection with such indebtedness.

    Disposal Proceeds means in relation to a Relevant Disposal, the proceeds received or receivable by any member of the Group in connection with such Relevant Disposal after deducting:

    (i)
    reasonable expenses incurred by any member of the Group with respect to that Relevant Disposal to persons who are not members of the Group; and

    (ii)
    any Tax incurred and required to be paid by the seller in connection with that Relevant Disposal (as reasonably determined by the seller, on the basis of existing rates and taking into account any available credit, deduction or allowance).

    Excluded Debt means the proceeds of any Financial Indebtedness which are:

    (i)
    the proceeds of drawing on any of the Back Up Facilities or rolling over or refinancing amounts drawn under the Back Up Facilities;

    (ii)
    the proceeds of any financings for new equipment in relation to equipment ordered after the date of this Agreement;

    (iii)
    any refinancing of indebtedness of the Borrower or any other member of the Group provided that the principal amount of such indebtedness is not increased (and to the extent that such refinancing exceeds the amount of such existing indebtedness and all accrued interests and costs, all further amounts shall, for the avoidance of doubt, constitute Debt Proceeds); and

    (iv)
    the proceeds of any financial indebtedness which is not in excess of €10,000,000 in any one case and in aggregate not in excess of €50,000,000.

    Relevant Disposal means a sale, lease, licence, transfer, loan or other disposal by any member of the Group of any or substantially all the assets of or of the undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions) of VTG GmbH, Preussag North America, Inc., Wolf GmbH or the Real Estate Business (other than in the case of the Real Estate Business any transaction or group of related transactions undertaken in the ordinary course of business the proceeds of which do not exceed €1,000,000 in any one case and an aggregate amount of €25,000,000).

  (b)
  The Borrower will, and shall ensure that each member of the Group will, procure that, within three Business Days of the appropriate date of receipt, the Agent is notified of the amount of any Debt Proceeds, Disposal Proceeds or any Equity Contribution and:

  (i)
  the Total Commitments shall thereupon be cancelled in an amount equal to the Debt Proceeds, Disposal Proceeds or Equity Contribution (without double counting) as the case may be; and

  (ii)
  to the extent that the aggregate of the outstanding Loans exceeds the Total Commitments immediately following such cancellation, the Debt Proceeds, Disposal Proceeds or the Equity Contribution (without double counting), as the case may be, shall be applied in prepayment of the Loans to the extent of such excess:

  (A)
  within 10 Business Days of receipt; or

  (B)
  if the Borrower so elects, on the last day of the relevant Interest Period provided that in such case the Debt Proceeds, Disposal Proceeds or Equity Contribution, as the case may be, shall be paid within 10 Business Days of receipt into a Blocked Account and shall be held in such account pending expiry of the relevant Interest Period.

8.8       Automatic Cancellation

  (a)
  If the Press Release is not issued on or before the third Business Days after the date of this Agreement, the Facility will cease and the Commitments will be immediately cancelled in full.

  (b)
  If the Support Agreement is terminated, cancelled or otherwise ceases to be in full force and effect (other than at the Effective Time (as defined in the Support Agreement)) or is amended such that the Board of Directors of the Borrower cease to support the Offer, the Facility will cease and the Commitments will be immediately cancelled in full unless the Borrower and all of the Lenders agree that the Offer shall continue on a basis which is not recommended by the Board of Directors of the Target pursuant to clause 21.15.

  (c)
  If the Offer expires (other than where Bidco takes up and pays for the offered Target Shares pursuant to the terms of the Offer) or the Borrower reasonably determines that any condition of the Offer has not and will not be satisfied or is not and will not be waived or the Offer is withdrawn prior to its completion, the Borrower shall immediately notify the Lenders and the Facility will cease and the Commitments will be immediately cancelled in full.

8.9       Right of repayment and cancellation in relation to a single Lender

  (a)
  If:

  (i)
  any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of clause 13.2 (Tax gross-up); or

    (ii)
    any Lender claims indemnification from the Borrower under clause 13.3 (Tax indemnity) or clause 14.1 (Increased costs);

    the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

  (b)
  On receipt of a notice referred to in paragraph (a), the Commitment of that Lender shall immediately be reduced to zero.

  (c)
  On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan.

8.10     Restrictions

  (a)
  Any notice of cancellation or prepayment given by any Party under this clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

  (b)
  Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

  (c)
  The Borrower may not reborrow any part of the Facility which is prepaid.

  (d)
  The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

  (e)
  No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

  (f)
  If the Agent receives a notice under this clause 8 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

9.         INTEREST

9.1       Calculation of interest

  The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

  (a)
  Margin;

  (b)
  LIBOR or, in relation to any Loan in euro, EURIBOR; and

  (c)
  Mandatory Cost, if any.

9.2       Payment of interest

  The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

9.3       Default interest

  (a)
  If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b), is 2 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this clause 9.3 shall be immediately payable by the Borrower on demand by the Agent.

  (b)
  If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

  (i)
  the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

  (ii)
  the rate of interest applying to the overdue amount during that first Interest Period shall be 2 per cent. higher than the rate which would have applied if the overdue amount had not become due.

  (c)
  If the Borrower fails to pay any amount of interest under a Finance Document on its due date, the Borrower shall pay lump sum damages to the Agent for the account of the Lenders in an amount to be determined by the Agent as being, in respect of the period from the due date of payment until receipt by the Agent of the relevant amount, the equivalent of interest at a rate determined in accordance with paragraph (a) above applied to the relevant Unpaid Sum.

  (d)
  In the circumstances described in paragraph (c) above, the Borrower shall be entitled to demonstrate that the damage actually suffered by a Finance Party is lower than the amounts determined in accordance therewith, and the Finance Party shall be entitled to prove and claim for any higher damage.

9.4       Notification of rates of interest

  The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.       INTEREST PERIODS

10.1     Selection of Interest Periods

  (a)
  The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

  (b)
  Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

  (c)
  If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b), the relevant Interest Period will be one Month.

  (d)
  Subject to this clause 10, the Borrower may select an Interest Period of one, two, three or six Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders).

  (e)
  An Interest Period for a Loan shall not extend beyond the Final Maturity Date.

  (f)
  Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

  (g)
  During any Syndication Period, Interest Periods shall be one month or such other period as the Agent and the Borrower may agree and any Interest Period which would otherwise end during the month preceding or extend beyond the Successful Syndication Date shall end on the Successful Syndication Date.

10.2     Non-Business Days

  If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.       CHANGES TO THE CALCULATION OF INTEREST

11.1     Absence of quotations

  Subject to clause 11.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2     Market disruption

  (a)
  If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

  (i)
  the Margin;

  (ii)
  the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

  (iii)
  the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

  (b)
  In this Agreement Market Disruption Event means:

    (i)
    at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

    (ii)
    before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose aggregate participations in a Loan exceed 50 per cent. of that Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3     Alternative basis of interest or funding

  (a)
  If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

  (b)
  Any alternative basis agreed pursuant to paragraph (a) shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

11.4     Break Costs

  (a)
  The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

  (b)
  Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue setting out in reasonable detail the calculation of the Break Costs.

12.       FEES

12.1     Commitment fee

  (a)
  The Borrower shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed on a daily basis at the rate of 0.75 per cent. per annum on that Lender's Available Commitment for the Availability Period.

  (b)
  The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

  (c)
  A Lender shall not be entitled to receive a commitment fee in relation to any period during which it is in breach of clause 5.4.

12.2     Participation fee

  The Borrower shall pay to the Arrangers (or their Affiliates) a participation fee in the amount and at the times agreed in a Fee Letter.

12.3     Agency fee

  The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.4     Funding Fee

  (a)
  On 15 February 2006 the Borrower shall pay to the Agent (for the account of the Lenders) a fee in the Base Currency in an amount equal to the 0.25 per cent. of the aggregate outstanding principal amount of the Loans as at that date.

  (b)
  On 15 May 2006 the Borrower shall pay to the Agent (for the account of the Lenders) a funding fee in the Base Currency in an amount equal to the 0.25 per cent. of the aggregate outstanding principal amount of the Loans as at that date.

12.5     Conversion Fee

  In the event that the Extension Option is utilised, the Borrower shall pay to the Agent (for the account of the Lenders) a conversion fee in an amount equal to 2.5 per cent. of the principal amount of the Loans extended pursuant to the Extension Option. This fee will be payable on the Initial Maturity Date.

12.6     References to Commencement Date

  For the purposes of any Fee Letter (but not any other Finance Document), a reference to the commencement date of the Offer shall be deemed to be the date on which the Press Release is issued.

13.       TAX GROSS UP AND INDEMNITIES

13.1     Definitions

  (a)
  In this Agreement:

    Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

    Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

    Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

    Tax Payment means an increased payment made by the Borrower to a Finance Party under clause 13.2 (Tax gross-up) or a payment under clause 13.3 (Tax indemnity).

    Treaty Lender means, in respect of a jurisdiction, a Lender entitled under the provisions of a double taxation treaty to receive payments of interest from a person resident in such jurisdiction without a Tax Deduction (subject to the completion of any necessary procedural formalities).

  (b)
  Unless a contrary indication appears, in this clause 13 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

13.2     Tax gross-up

  (a)
  The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

  (b)
  The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall promptly notify the Borrower.

  (c)
  If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

  (d)
  If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

  (e)
  Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence with an original receipt (or certified copy thereof) confirming that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

  (f)
  A Treaty Lender and the Borrower shall co-operate in completing any procedural formalities necessary for the Borrower to obtain authorisation to make that payment without a Tax Deduction.

13.3     Tax indemnity

  (a)
  The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

  (b)
  Paragraph (a) shall not apply:

  (i)
  with respect to any Tax assessed on a Finance Party:

  (A)
  under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

  (B)
  under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

      if that Tax is imposed on or calculated by reference to the overall net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party or imposed on or calculated by reference to the net worth of that Finance Party; or

    (ii)
    to the extent a liability or loss is compensated for by an increased payment under clause 13.2 (Tax gross-up).

  (c)
  A Protected Party making, or intending to make a claim under paragraph (a) shall promptly notify the Agent of the event which will give, or has given, rise to the claim, setting out in reasonable detail the reason for such claim, following which the Agent shall notify the Borrower.

  (d)
  A Protected Party shall, on receiving a payment from the Borrower under this clause 13, notify the Agent.

13.4     Tax credit

  If the Borrower makes a Tax Payment and the relevant Finance Party determines, at the sole discretion of the relevant Finance Party that:

  (a)
  a Tax Credit is attributable to that Tax Payment; and

  (b)
  that Finance Party has obtained, utilised and retained that Tax Credit on an affiliated Group basis,

  the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

13.5     Stamp taxes

  The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6     Value added tax

  (a)
  All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

  (b)
  Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

14.       INCREASED COSTS

14.1     Increased costs

  (a)
  Subject to clause 14.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

  (i)
  the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

  (ii)
  compliance with any law or regulation,

    in each case made, enacted or imposed after the date of this Agreement.

  (b)
  In this Agreement Increased Costs means:

  (i)
  a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

  (ii)
  an additional or increased cost; or

  (iii)
  a reduction of any amount due and payable under any Finance Document,

    which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2     Increased cost claims

  (a)
  A Finance Party intending to make a claim pursuant to clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

  (b)
  Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

14.3     Exceptions

  (a)
  Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

  (i)
  attributable to a Tax Deduction required by law to be made by the Borrower;

  (ii)
  compensated for by clause 13.3 (Tax indemnity) (or would have been compensated for under that clause but was not so compensated solely because any of the exclusions in paragraph (b) of that clause applied);

  (iii)
  compensated for by the payment of the Mandatory Cost; or

  (iv)
  attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

  (b)
  In this clause 14.3, a reference to a Tax Deduction has the same meaning given to the term in clause 13.1 (Definitions).

15.       OTHER INDEMNITIES

15.1     Currency indemnity

  (a)
  The Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs as a consequence of:

  (i)
  that Finance Party receiving an amount in respect of the Borrower's liability under the Finance Documents; or

  (ii)
  that liability being converted into a claim, order, judgment or award,

    in a currency (the new currency) other than the currency in which the amount is expressed to be payable under the relevant Finance Document, including any cost, loss or liability arising from any difference between exchange rates used to convert that liability to the new currency and exchange rates available to the Finance Party when it receives an amount in respect of that liability.

  (b)
  Unless otherwise required by law, the Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2     Default indemnity

  The Borrower shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

    (i)
    the occurrence of any Event of Default;

    (ii)
    a failure by the Borrower to pay any amount due under a Finance Document on its due date, including any cost, loss or liability arising as a result of clause 27 (Sharing among the Finance Parties);

    (iii)
    funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

    (iv)
    a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

  The Borrower's liability in each case includes any Break Costs and any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid, or any Loan.

15.3     Indemnity to the Agent

  The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

  (a)
  investigating any event which it reasonably believes is a Default; or

  (b)
  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.4     Acquisition Indemnity

  (a)
  Subject to the following paragraphs of this clause 15.4, the Borrower shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each an Indemnified Party) against any cost, claim, loss, expense (including legal fees) or liability together with VAT thereon (including, but not limited to, any such costs, claims, losses, expenses or liabilities incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry), whether or not reasonably foreseeable, incurred by that Indemnified Party in connection with or arising out of the Acquisition, the funding of the Acquisition, the Offer (whether or not made), the Squeeze out, the Bidco Merger, any acquisition by the Borrower or any person acting in concert with the Borrower of any shares of the Target or any use of the proceeds of any Utilisation unless such costs, claims losses, expenses or liabilities are caused by the gross negligence or wilful misconduct of the Indemnified Party.

  (b)
  Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this clause 15.4 subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

  (c)
  In relation to any claim brought by an Indemnified Party as plaintiff or complainant, such claim shall be made in consultation with the Borrower and the indemnity in paragraph (a) shall only apply if the Indemnified Party has reasonably determined that it is appropriate to make such a claim taking into account the potential cost of litigation.

  (d)
  No Indemnified Party shall instruct more than one legal counsel in any one jurisdiction at any one time.

  (e)
  If one or more Indemnified Parties are entitled to indemnification under this clause 15.4 with respect to any action or proceeding brought by a third party, such parties shall use their best endeavours to agree on a single counsel to represent all of them and, if the Borrower is also a party to the relevant proceedings and wishes to be represented by the same counsel, to represent the Borrower also unless there are material conflicting interests between the Borrower and one or more of the Indemnified Parties with respect to such action or proceeding or the Indemnified Parties wish to engage separate counsel to pursue legal defences that are available to the Indemnified Parties but not to the Borrower. To the extent that it reasonably considers it is able to do so without prejudicing its material interests, each Indemnified Party will keep the Borrower informed as to the progress of any such action or proceedings and will consult with the Borrower on any proposal that it may receive to settle the relevant claim.

  (f)
  Should any Indemnified Party become aware of any claim in relation to which it may have a right to be indemnified under paragraph (a), such Indemnified Party shall as soon as reasonably practicable notify the Borrower of such matter in writing setting out the matters giving rise or alleged to have given rise to such claim in reasonable detail and thereafter shall provide the Borrower with such further information concerning such claim as may be reasonably required subject to any confidentiality obligations. Any delay in providing such notification and any further information within a reasonable time (taking into account the stage of proceedings of any such claim and the ability of any party to make any determination with respect to any such claim) shall relieve the Borrower from its obligation to indemnify the Indemnified Party, but only to the extent that the Borrower is able to prove it has suffered material prejudice by reason of such delay.

  (g)
  Prior to settlement of any claim the Indemnified Party shall obtain (so long as no amounts are owing from the Borrower under any of the Finance Documents) the prior written consent of the Borrower such consent not to be unreasonably withheld or delayed. It at any time an Indemnified Party has requested the Borrower to reimburse it for legal or other expenses in connection with investigating, responding to or defending any proceedings, the Borrower will be liable for any settlement of such proceedings effected without its written consent if:

  (i)
  such settlement is entered into more than 30 days after receipt by the Borrower of such request for reimbursement; and

  (ii)
  the Borrower has not reimbursed such Indemnified Party in accordance with the such request prior to the date of settlement.

16.       MITIGATION BY THE LENDERS

16.1     Mitigation

  (a)
  Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 8.1 (Illegality), clause 13 (Tax gross-up and indemnities), clause 14 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formulae) including transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

  (b)
  Paragraph (a) does not in any way limit the obligations of the Borrower under the Finance Documents.

16.2     Limitation of liability

  (a)
  The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 16.1 (Mitigation).

  (b)
  A Finance Party is not obliged to take any steps under clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.       COSTS AND EXPENSES

17.1     Transaction expenses

  The Borrower shall within three Business Days of demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

  (a)
  this Agreement and any other documents referred to in this Agreement; and

  (b)
  any other Finance Documents executed after the date of this Agreement.

17.2     Amendment costs

  If:

  (a)
  the Borrower requests an amendment, waiver or consent; or

  (b)
  an amendment is required pursuant to clause 28.9 (Change of currency),

  the Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3     Enforcement costs

  The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

18.       REPRESENTATIONS

  The Borrower makes the representations and warranties set out in this clause 18 to each Finance Party on the date of this Agreement.

18.1     Status

  (a)
  It is a stock corporation (Aktiengesellschaft), duly incorporated and validly existing under German law.

  (b)
  It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

18.2     Binding obligations

  The obligations expressed to be assumed by it in each Finance Document are, subject to bankruptcy laws, general principles of law and other laws affecting the rights of creditors generally and referred to in any legal opinion required under this Agreement, legal, valid, binding and enforceable obligations.

18.3     Non-conflict with other obligations

  The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party do not and will not conflict with:

  (a)
  any law, regulation or order applicable to it;

  (b)
  its or any of its Subsidiaries' constitutional documents; or

  (c)
  in any material respect any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

18.4     Power and authority

  It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

18.5     Validity and admissibility in evidence

  (a)
  All Authorisations (other than, prior to the Closing Date, the Regulatory Approvals) required or desirable:

  (i)
  to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

  (ii)
  to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

    have been obtained or effected and are in full force and effect.

  (b)
  All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

18.6     Governing Law and Enforcement

  (a)
  Subject to any general principles of the law of its jurisdiction of incorporation limiting the enforceability and recognition of English law as the governing law of the Finance Documents and referred to in any legal opinion required under this Agreement, the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

  (b)
  Subject to any general principles of the law of its jurisdiction of incorporation limiting the enforceability and recognition of English law as the governing law of the Finance Documents and referred to in any legal opinion required under this Agreement, any judgement obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

18.7     Deduction of Tax

  It is not required under the laws of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

18.8     No filing or stamp taxes

  Under the laws of its jurisdiction of incorporation in force at the date of this Agreement it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

18.9     No Default

  (a)
  No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

  (b)
  No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on the Borrower or any of its Material Subsidiaries or to which the Borrower or, its Material Subsidiaries' assets are subject which might have a Material Adverse Effect.

  (c)
  No circumstances have prevailed for a period of more than 30 days in relation to the Borrower which would constitute a financial crisis within the meaning of Section 32a of the German Limited Liability Companies Act.

18.10   No misleading information

  (a)
  The Information Memorandum will, when produced, be and the Structure Paper and any other written information provided by any member of the Group for the purposes of this Agreement or the transactions contemplated under this Agreement (the Information) were true, accurate and complete in all material respects as at the date they were provided or as at the date (if any) at which they are stated subject to any updated information provided to the Arranger prior to the date of this Agreement.

  (b)
  The Base Case Model has been prepared in accordance with the accounting principles applicable to the Original Financial Statements as applied to the Original Financial Statements, and the financial projections contained in the Base Case Model have been prepared on the basis of recent historical information and are reasonably believed by the Borrower to be fair and based on reasonable assumptions.

  (c)
  The financial projections and forecasts contained in the Information have, subject to any qualifications contained in, or given in connection with, the Information, been prepared on the basis of historical information which was recent as at the date of its preparation and on the basis of assumptions which were reasonably believed by the Borrower to be reasonable as at the date of its preparation.

  (d)
  The expressions of opinion or intention by or on behalf of the Borrower for the purposes of the Information Memorandum were made after careful consideration and were in good faith.

  (e)
  No event or circumstances has occurred or arisen prior to the date of this Agreement and no information has been omitted from the Information Memorandum and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Memorandum being untrue or misleading in any material respect.

18.11   Financial statements

  (a)
  Its financial statements most recently delivered to the Agent (including the Original Financial Statements in respect of the Borrower):

  (i)
  were, in the case of the annual audited consolidated financial statements of the Borrower prepared in accordance with IFRS consistently applied;

  (ii)
  were, in the case of the annual audited unconsolidated financial statements of the Borrower, prepared in accordance with HGB consistently applied; and

  (iii)
  (in the case of the audited financial statements) give a true and fair view of or (in the case of the unaudited financial statements) fairly represent, as at and in respect of the period ending on the date to which they were drawn up, its financial condition and operations (consolidated if applicable), except as disclosed to the contrary in those financial statements.

  (b)
  There has been no material adverse change in its business, assets or financial condition (or the business, assets or financial condition of the Group on a consolidated basis) since 31 December 2004, or if later, the date of the most recent audited consolidated financial statements of the Borrower delivered under clause 19.1(a) (Financial statements).

  (c)
  The Original Financial Statements of the Target do not consolidate the results, assets or liabilities of any person or business which does not form part of the Acquisition.

  (d)
  The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which are reasonably believed by the Borrower to be reasonable as at the date they were prepared and supplied.

18.12   Pari passu ranking

  The unsecured and unsubordinated claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except those creditors whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

18.13   No proceedings pending or threatened

  No litigation, arbitration or administrative or regulatory proceedings or investigations which are reasonably likely to be adversely determined and, if adversely determined, might (by themselves or together with other such proceedings) reasonably be expected to have a Material Adverse Effect are current or pending or (to the best of its knowledge and belief) threatened against it or any of its Subsidiaries.

18.14   Solvency

  No event has occurred which would cause the Borrower or any of its Material Subsidiaries to breach the terms of clauses 22.6 (Insolvency) or 22.7 (Insolvency proceedings).

18.15   Acquisition Documents and Constitutional Documents

  (a)
  The Acquisition Documents contain all the material terms of the Acquisition.

  (b)
  The constitutional documents of Holdco contain all the material terms with respect to TBG's shareholding in Holdco.

  (c)
  The constitutional documents of Bidco contain all the material terms with respect to Holdco's shareholding in Bidco.

18.16   Centre of main interests and establishments

  For the purposes of The Council of the European Union Regulation No. 1356/2000 on Insolvency Proceedings (the Regulation), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Germany and it has no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

18.17   Holding Company

  (a)
  Except as may arise under the Transaction Documents and for Acquisition Costs, before the Closing Date Bidco has not traded or incurred any liabilities or commitments (actual or contingent, present or future).

  (b)
  Before the Closing Date Holdco has not traded or incurred any liabilities or commitments (actual or contingent, present or future).

18.18   Offer Documents Information

  (a)
  Except as expressly permitted pursuant to Clause 21.15 (The Offer), the Press Release, the Offer Document and the Support Agreement and any other documents furnished to the Agent relating to the Offer, contain all the material terms of the Offer.

  (b)
  Except as expressly permitted pursuant to Clause 21.15 (The Offer), the Squeeze out Documents and any other documents furnished to the Agent relating to the Squeeze out or the Bidco Merger, will contain all the material terms of the Squeeze out or the Bidco Merger, as the case may be.

18.19   HLAG Group

  TUI Tourism Group has not granted any guarantee, indemnity or other form of surety or financial support in respect of the liabilities of any member of the HLAG Group pursuant to any agreement or instrument binding on it other than:

  (a)
  any liability of the Borrower relating to market standard documentation in relation to a public offering of shares of Hapag-Lloyd AG;

  (b)
  any liability relating to any existing guarantees by TBG in respect of which beneficiary consent to the transfer of such guarantees to Hapag-Lloyd AG is not received but in respect of which TBG benefits from a counter-indemnity from Hapag-Lloyd AG; or

  (c)
  any liability relating to the Domination and Profit and Loss Transfer Agreement (Beherrschungs- und Ergebnisabführungsvertrag) between TBG and HLCL dated January 31, 1997, and which was terminated on April 30, 2004.

18.20   Repetition

  (a)
  All the representations and warranties in this clause 18 (Representations) are made by the Borrower on the date of this Agreement except for the representations set out in clause 18.10 (No misleading information) which are deemed to be made by the Borrower on the date on which the Information Memorandum is approved by the Borrower.

  (b)
  The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on:

  (i)
  the Initial Maturity Date;

  (ii)
  the date of each Utilisation Request and the date of each Selection Notice;

  (iii)
  each proposed Utilisation Date; and

  (iv)
  the date on which each Compliance Certificate is delivered.

  (c)
  All the representations in this clause 18 (Representations) are deemed to be made by the Borrower on the Closing Date.

  (d)
  The representations in clauses 18.15 (Acquisition Documents and Constitutional Documents) and 18.18 (Offer Documents Information) are deemed to be made by the Borrower on the Launch Date and the Closing Date.

  (e)
  The representations in clause 18.18(b) are deemed to be made by the Borrower on the date of the commencement of the Squeeze out or the Bidco Merger, as the case may be.

  (f)
  The representations in clause 18.10 (No misleading information) are deemed to be made by the Borrower on the date on which the Information Memorandum is approved by the Borrower.

19.       INFORMATION UNDERTAKINGS

  The undertakings in this clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1     Financial statements

  The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

  (a)
  as soon as the same become available, but in any event within three Months after the end of each of its financial years, the audited consolidated financial statements and audited unconsolidated financial statements of the Borrower for that financial year;

  (b)
  as soon as the same become available, but in any event within three Months after the first Half-Year Date in each year, the unaudited consolidated financial statements of the Borrower for that financial half year; and

  (c)
  as soon as the same become available, but in any event within two Months of the end of each of its first and third Financial Quarters in each of its financial years, the unaudited consolidated financial statements of the Borrower.

19.2     Compliance Certificate

  (a)
  The Borrower shall supply to the Agent, with each set of its annual audited consolidated financial statements, its semi-annual unaudited consolidated financial statements and its quarterly unaudited consolidated financial statements delivered pursuant to clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with clause 20 (Financial covenants) (including the details of any adjustment to Consolidated EBITDAR made pursuant to clause 20.3(e)) as at the date to which those financial statements were drawn up, as to the Consolidated Net Tangible Fixed Assets and, in relation to its annual audited consolidated financial statements only, Total Assets and Original Total Assets Value.

  (b)
  Each Compliance Certificate shall be signed by the chief financial officer or two members of staff registered as Vorstand or Prokurist in the commercial register of the Borrower and, if required to be delivered with the annual audited consolidated financial statements of the Borrower, be accompanied by an auditor's confirmation in the form of Schedule 6 (Compliance Certificates). For this purpose each of the Lenders hereby authorises the Agent to sign, on their behalf, the terms and conditions (if any) of those auditors which apply to the preparation and release of that confirmation.

  (c)
  Each Compliance Certificate shall state the figures and calculations for the purposes of the financial covenants under clause 20 (Financial Covenants) on the basis of IFRS as utilised in the Original Financial Statements unless otherwise agreed in accordance with the provisions of clause 19.3(c).

  (d)
  Each Compliance Certificate to be delivered with the annual audited consolidated financial statements of the Borrower delivered pursuant to clause 19.1(a) shall be accompanied by a list signed by the chief financial officer or two members of staff registered as Vorstand or Prokurist in the commercial register of the Borrower setting out the names of the Material Subsidiaries, their aggregate unconsolidated gross assets, total turnover and pre-tax profits, the aggregate gross assets (less the amount of goodwill arising from capital consolidation (if any)), total turnover and pre-tax profits of the Group (in each case, with respect to gross assets only, calculated on a fully consolidated basis) (less the gross assets (disregarding any intra-Group items), total turnover and pre-tax profits of the Borrower and any Disposed Entity (to the extent that the pre-tax profits of the Borrower or any Disposed Entity are not required to be added back in accordance with the definition of Material Subsidiary)) and the aggregate unconsolidated gross assets, total turnover and pre-tax profits of the Material Subsidiaries as a percentage of the gross assets (less the amount of goodwill arising from capital consolidation (if any)), total turnover and pre-tax profits of the Group (in each case, with respect to gross assets only, calculated on a fully consolidated basis) (less the gross assets (disregarding any intra-Group items), total turnover and pre-tax profits of the Borrower and any Disposed Entity (to the extent that the pre-tax profits of the Borrower or any Disposed Entity are not required to be added back in accordance with the definition of Material Subsidiary)), in each case as at the date to which those financial statements were drawn up.

19.3     Requirements as to financial statements

  (a)
  Each set of financial statements delivered pursuant to clause 19.1 (Financial statements) shall be certified by:

  (i)
  the chief financial officer or two members of staff identified as Vorstand or Prokurist or Geschäftsführer in the commercial register of the Borrower as fairly representing its (or, as the case may be, its consolidated) financial condition and operations; or

  (ii)
  two authorised officers of the Borrower as fairly representing its (or, as the case may be, its consolidated) financial condition and operations as at, and in respect of the period ending on, the date to which those financial statements were drawn up.

  (b)
  The Borrower shall procure that each set of its financial statements delivered pursuant to clause 19.1 (Financial statements) is prepared using:

  (i)
  IFRS, in relation to the annual audited consolidated financial statements of the Borrower; or

  (ii)
  HGB, in relation to the annual audited unconsolidated financial statements of the Borrower, and accounting practices and financial reference periods in each case consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it has notified the Agent prior to the date of this Agreement or it notifies the Agent in a letter accompanying the relevant financial statements after the date of this Agreement that there has been a change in IFRS or HGB, the accounting practices or reference periods and it delivers, or procures that its auditors deliver, to the Agent:

    (iii)
    a description of any change necessary for those financial statements to reflect IFRS or HGB, as the case may be or the accounting practices and reference periods upon which the Original Financial Statements were prepared provided that such notification and description need only be supplied once at the time of such change; and

    (iv)
    in relation to the financial statements of the Borrower only, sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 20 (Financial covenants) has been complied with, what the Consolidated Net Tangible Fixed Assets (and, in relation to its annual audited consolidated financial statements only, Total Assets and Original Total Assets Value) are and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

  (c)
  If the Borrower notifies the Agent of a change in accordance with paragraph (b) above or if a material change in IFRS or in the accounting practices or reference periods has occurred which is described in the notes to the latest available financial statements of the Borrower, then the Borrower shall, upon request of the Agent, enter into negotiations in good faith with a view to agreeing:

  (i)
  whether or not the change in IFRS or the accounting practices or reference periods might result in any material alteration in the commercial effect of the Consolidated Net Tangible Fixed Assets (and, in relation to its annual audited consolidated financial statements only, the Total Assets and Original Total Assets Value) and clause 20 (Financial covenants); and

  (ii)
  if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those financial ratios,

    and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms. If those amendments are not agreed within 45 days of the Borrower so notifying the Agent and if during that 45 day period the amendments are not agreed and the Borrower delivers a set of consolidated financial statements pursuant to clause 19.1(a), the Borrower shall deliver to the Agent sufficient information, in form and substance as may be required by the Agent, to enable the Lenders to determine whether clause 20 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

  (d)
  Each set of audited financial statements to be delivered pursuant to clause 19.1(a) shall be audited by an internationally recognised firm of independent auditors licensed to practise in the jurisdiction of incorporation of the Borrower.

  (e)
  Each set of financial statements of the Borrower to be delivered pursuant to clause 19.1(b) and 19.1(c) shall be on the same basis as that used in the preparation of the consolidated semi-annual or quarterly financial statements, as the case may be, as at the date of this Agreement.

19.4     Business Plan

  (a)
  The Borrower shall supply to the Agent (in sufficient copies for all of the Lenders), together with the Borrower's audited consolidated financial statements for each financial year delivered pursuant to clause 19.1(a), a business plan for the 3 year period commencing from the start of the financial year immediately following the date to which those financial statements are made up.

  (b)
  Each business plan shall substantially be in the form set out at Schedule 11 (Form of Business Plan) and shall include (in particular, but without limitation) sufficient information to permit the Lenders to analyse the cash flows generated by the TUI Tourism Group, the Target Group, the HLAG Group and each member thereof, provided that nothing in this clause 19.4 shall require the Borrower to release any information which would cause the Borrower to be in breach of any applicable law or regulation in any jurisdiction having jurisdiction over any of the Borrower's assets (taking into account the confidentiality obligation of the Finance Parties for the purposes of assessing any potential breach of such law).

19.5     Information: miscellaneous

  The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

  (a)
  all documents dispatched by the Borrower to its shareholders (or any class of them) or to its creditors generally at the same time as they are dispatched;

  (b)
  promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

  (c)
  by 31 October 2005 the Existing Security List; and

  (d)
  promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

19.6     Notification of Default

  (a)
  The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

  (b)
  Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by the chief financial officer or two members of staff registered as Vorstand or Prokurist in the commercial register or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

  (c)
  The Borrower shall notify the Agent of any breach of any term of any Transaction Document and, upon becoming aware of the same, of any dispute, repudiation or disclaiming of any liability under any Transaction Document or any indication to do the same by any person or of any indication by any person that it does not consider itself bound by or does not intend to comply with any provision of any Transaction Document which, in any case, would have a Material Adverse Effect.

19.7     Access to books and records

  Upon the request of the Agent (on the instructions of any Finance Party) the Borrower shall provide the Agent and any of its or their representatives, professional advisors and contractors with access to and permit inspection of books and records of any member of the Group, in each case at reasonable times and upon reasonable notice.

19.8     Know your customer checks

  (a)
  If:

    (i)
    the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

    (ii)
    any change in the status of the Borrower after the date of this Agreement; or

    (iii)
    a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

    obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with know your customer or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

  (b)
  Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.       FINANCIAL COVENANTS

20.1     Financial definitions

  (a)
  In this clause 20.1:

    Adjusted Balance Sheet Total means, at any time, the aggregate of:

    (a)
    the Balance Sheet Total; plus

    (b)
    the net present value of Off Balance Sheet Debt (beizulegende Zeitwert of the finanzielle Verpflichtungen aus operativen Miet-, Pacht- und Charterverträgen); less

    (c)
    Cash and any funds that are subject to restraints on disposal (Verfügungsbeschränkungen unterliegende Finanzmittelbestände).

    Balance Sheet Total means Gesamtvermögen as shown in the relevant consolidated financial statements (audited or unaudited, as the case may be) for the period ending on the most recent Quarter Date.

    Cash means, at any time, the aggregate of:

    (a)
    bank deposits (Guthaben bei Kreditinstituten);

    (b)
    cheques, cash in hand and balances held with the German Central Bank (Kassenbestand und Schecks); and

    (c)
    Cash Equivalents and other such other securities (if any) as are approved in writing by the Agent from time to time,

    but deducting those funds that are subject to restraints on disposal (Verfügungsbeschränkungen unterliegende Finanzmittelbestände).

    Consolidated EBITDAR means, in respect of any Relevant Period, the consolidated net income (Konzernjahresüberschuss) of the Group but (in each case, without double counting):

    (a)
    before taking into account any interest (including the interest element of leasing and hire purchase payments) (Zinsergebnis in respect of the financial results (Finanzergebnis)), received or receivable by any member of the Group;

    (b)
    before deducting or providing for corporation tax or withholding tax (in each case whether current or deferred) or their equivalents in any relevant jurisdiction or any other taxes on income or gains (Steuern vom Einkommen und vom Ertrag) (excluding, for the avoidance of doubt, taxes or duties in respect of sales (sonstige Steuern));

    (c)
    before taking into account any amount attributable to the depreciation of tangible assets, intellectual property and any other intangible assets of any member of the Group (planmäßige Abschreibungen auf sonstige immaterielle Vermögenswerte und Sachanlagen, and außerplanmäßige Wertberichtigung auf sonstige immaterielle Vermögenswerte und Sachanlagen);

    (d)
    before taking into account any amount attributable to the amortisation of goodwill of any member of the Group (planmäßige Abschreibungen auf Geschäfts- oder Firmenwerte, Abschreibungen auf Geschäfts- oder Firmenwerte von at Equity bewerteten assoziierten Unternehmen und Gemeinschaftsunternehmen, and außerplanmäßige Wertberichtigung auf Geschäfts- oder Firmenwerte);

    (e)
    before taking into account any amount attributable to the write-down of investments and marketable securities of any member of the Group (Abschreibungen auf zur Veräußerung verfügbare Finanzinstrumente und Ausleihungen);

    (f)
    after deducting (to the extent otherwise included) any gain arising on any revaluation of any asset concerning the goodwill (Zuschreibungen und Nachaktivierungen bei den Geschäfts- oder Firmenwerten), concerning other intangible assets (Zuschreibungen und Nachaktivierungen bei den sonstigen immateriellen Vermögenswerten), concerning the fixed assets (Zuschreibungen und Nachaktivierungen bei den Sachanlagen), concerning the financial assets (Zuschreibungen und Nachaktivierungen bei den zur Veräußerung verfügbaren Finanzinstrumenten), and concerning the inventories (Zuschreibungen und Nachaktivierungen bei den Vorräten);

    (g)
    before taking into account rents payable by any member of the Group (Miet- und Pachtaufwendungen as stated in the cost of materials (Aufwendungen für Material und bezogene Leistungen) plus Aufwendungen für Mieten und Pachten as stated in the other operating expenses (sonstige Aufwendungen)); and

    (h)
    before taking into account any exceptional or extraordinary items (whether positive (ungewöhnliche Erträge) or negative (ungewöhnliche Aufwendungen)).

    Consolidated Fixed Charges means, in respect of any Relevant Period, the aggregate of:

    (a)
    any interest (including the interest element of leasing and hire purchase payments) (Zinsergebnis in respect of the financial results (Finanzergebnis)), received or receivable by any member of the Group; and

    (b)
    rents payable by any member of the Group (Miet- und Pachtaufwendungen as stated in the cost of materials (Aufwendungen für Material und bezogene Leistungen) plus Aufwendungen für Mieten und Pachten as stated in the other operating expenses (sonstige Aufwendungen)).

    Consolidated Net Debt means, at any time, the aggregate of:

    (a)
    the aggregate amount of all financial liabilities (Finanzschulden) of the Group on a consolidated basis;

    (b)
    the negative marked to market value of any derivative transaction, included as "other derivative financial instruments" in the consolidated financial statements of the Borrower, entered into by any member of the Group (Verbindlichkeiten aus sonstigen derivativen Finanzinstrumenten); and

    (c)
    the net present value of Off Balance Sheet Debt (beizulegender Zeitwert finanzieller Verpflichtungen aus operativen Miet-, Pacht- und Charterverträgen),

    But:

    (d)
    deducting the aggregate amount of Cash held by members of the Group at such time; and

    (e)
    providing that, in relation to amounts falling under paragraph (b) of this definition, the receivables due under any derivative transaction, included as "other derivative financial instruments" in the consolidated financial statements of the Borrower, (Forderungen aus sonstigen derivativen Finanzinstrumenten) may be netted against the liabilities under any derivative transaction provided further that any positive balances shall be disregarded, and for the avoidance of doubt, to the extent that any Cash is utilised to cash collateralise any Financial Indebtedness of the Group, the relevant Financial Indebtedness shall be deemed to have been reduced in an amount equal to the amount given as cash collateral provided that such cash collateral is provided on such terms that it may only be applied by any member of the Group either in prepayment or reduction of the Financial Indebtedness or other obligation that it collateralises or otherwise only with the consent of the relevant creditor or creditors.

    Liabilities under Finance Leases means amounts which in accordance with IFRS are treated as borrowing under leases which are treated as finance leases pursuant to IFRS (Verbindlichkeiten aus Finanzierungsleasingverträgen).

    Relevant Period means, in relation to a Quarter Date, each period of twelve months ending on that Quarter Date.

    Secured Financing means, at any time, the aggregate of:

    (a)
    Secured Liabilities

    (b)
    Liabilities under Finance Leases; and

    (c)
    the net present value of Off Balance Sheet Debt (beizulegende Zeitwert of the finanzielle Verpflichtungen aus operativen Miet-, Pacht- und Charterverträgen).

    Secured Liabilities means Financial Indebtedness which is subject to or has the benefit of a Security (durch Grundpfandrechte, Sicherungsübereignungen oder ähnliche Rechte gesicherte Verbindlichkeiten).

  (b)
  All terms defined in clause 20.1 (Financial Definitions) are to be determined:

  (i)
  in accordance with the Original Financial Statements of the Borrower on a consolidated basis, save as provided or otherwise agreed pursuant to the terms hereof or disclosed prior to the date of this Agreement;

  (ii)
  where such terms are defined by reference to a German term, by reference to the expressions used in the balance sheet, profit and loss statement and notes of the German version of the Original Financial Statements;

  (iii)
  on a consolidated basis by reference to the annual audited and semi-annual unaudited and quarterly consolidated financial statements of the Borrower delivered pursuant to clause 19.1 (Financial Statements);

  (iv)
  in relation to Consolidated EBITDAR and Consolidated Fixed Charges on a recurring basis;

  (v)
  in relation to a Subsidiary or the Group, on a fully consolidated basis; and

  (vi)
  without deducting or crediting any item more than once in any calculation or more than one time.

20.2     Financial Condition

  The Borrower shall ensure that:

  (a)
  Fixed Charge Cover Ratio

  The ratio of Consolidated EBITDAR to Consolidated Fixed Charges shall, on each Quarter Date in respect of the Relevant Period, be in excess of the ratio set out opposite the relevant Quarter Date below:

Quarter Date	Ratio
31 December 2005	1.50:1
31 March 2006	1.50:1
30 June 2006	1.50:1
30 September 2006	1.50:1
31 December 2006	1.50:1
31 March 2007	1.50:1
30 June 2007	1.625:1
30 September 2007	1.625:1
31 December 2007	1.625:1
31 March 2008	1.75:1
30 June 2008	1.75:1
30 September 2008	1.75:1
31 December 2008	1.875:1
31 March 2009	1.875:1
30 June 2009	1.875:1
30 September 2009	1.875:1
31 December 2009	1.875:1
31 March 2010	1.875:1
30 June 2010	1.875:1
30 September 2010	1.875:1

  Provided that, upon the Borrower receiving an Investment Grade Rating and for so long as it retains an Investment Grade Rating, the Fixed Charge Cover Ratio shall cease to apply.

  (b)
  Leverage Ratio

  The ratio of Consolidated Net Debt to Consolidated EBITDAR shall, on each Quarter Date in respect of the Relevant Period be less than the ratio set out opposite the relevant Quarter Date below:

Quarter Date	Ratio
31 December 2005	4.25:1
31 March 2006	4.25:1
30 June 2006	4.00:1
30 September 2006	3.75:1
31 December 2006	3.50:1
31 March 2007	3.50:1
30 June 2007	3.25:1
30 September 2007	3.25:1
31 December 2007	3.00:1
31 March 2008	3.00:1
30 June 2008	3.00:1
30 September 2008	3.00:1
31 December 2008	2.75:1
31 March 2009	2.75:1
30 June 2009	2.75:1
30 September 2009	2.75:1
31 December 2009	2.75:1
31 March 2010	2.75:1
30 June 2010	2.75:1
30 September 2010	2.75:1

  (c)
  Secured Financing Ratio

    The ratio of Secured Financing to Adjusted Balance Sheet Total shall, on each Quarter Date in respect of the Relevant Period be less than 35% provided that, upon the Borrower receiving an Investment Grade Rating and for so long as it retains an Investment Grade Rating, the Secured Financing Ratio shall cease to apply.

20.3     Testing Periods and Calculations

  (a)
  Compliance with the financial covenants in clause 20.2 (Financial Condition) will be tested on a quarterly basis on each of the Quarter Dates (commencing on the Quarter Date falling on 31 December 2005) on the basis of the consolidated financial statements of the Borrower delivered on the relevant Delivery Date.

  (b)
  The financial covenants for a Relevant Period ending on a Quarter Date other than the end of the Borrower's financial year in any year shall be calculated on the basis of:

  (i)
  in respect of the period from the Quarter Date (the Previous Quarter Date) ending one year prior to the relevant Quarter Date, deducting the results set out in the relevant quarterly and/or semi-annual unaudited consolidated financial statements of the Borrower for the period ended on the Previous Quarter Date from the results set out in the annual audited consolidated financial statements of the Borrower for the financial year ended on that 31 December; and

  (ii)
  in respect of the period from 1 January in the relevant year to the relevant Quarter Date, the results set out in the relevant quarterly and/or semi-annual unaudited consolidated financial statements of the Borrower for the period ended on the relevant Quarter Date, and for the avoidance of doubt, the balance sheet to be used in calculating such financial covenants shall be the consolidated balance sheet of the Borrower delivered on the relevant Delivery Date.

  (c)
  If, under the terms of this Agreement, any calculation of a financial covenant set out in clause 20.2 (Financial Condition) is required to be made by reference to any date other than a Quarter Date such calculation shall be done by reference to the most recently delivered financial statements of the relevant companies and consolidated on a pro forma basis.

  (d)
  If any financial covenant set out in clause 20.2 (Financial Condition) is required to be calculated and a company has been acquired during the Relevant Period, the Consolidated EBITDAR shall be calculated by reference to the results of that acquired company over the entirety of that Relevant Period and consolidated on a pro forma basis.

  (e)
  For the avoidance of doubt, in any determination of Consolidated EBITDAR for the purposes of clause 20.2(b) (Leverage ratio), results attributable to entities with an Enterprise Value of more than €35,000,000, that have been acquired or disposed of by the Group during the Relevant Period shall be annualised on a pro forma basis for the purposes of the calculation of such financial covenant.

21.       GENERAL UNDERTAKINGS

  The Borrower agrees to be bound by the covenants set out in this clause relating to it and, where the covenant is expressed to apply to any member of the Group, the Borrower must ensure that each of its Subsidiaries performs that covenant.

21.1     Maintenance of Status

  The Borrower will, and will procure that each of its Material Subsidiaries will:

  (a)
  do all such things as are necessary to maintain its corporate or other existence; and

  (b)
  ensure that it has the right and is duly qualified to conduct its business and will obtain and maintain all Authorisations necessary for the conduct of such business the absence of which might reasonably be expected to result in a Material Adverse Effect and take all steps necessary to ensure that the same are in full force and effect.

21.2     Authorisations

  The Borrower shall promptly:

  (a)
  obtain, comply with and do all that is necessary to maintain in full force and effect; and

  (b)
  supply certified copies to the Agent of,

  any Authorisation required under any law or regulation to enable it to perform its obligations under, and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of, any Finance Document.

21.3     Compliance with laws

  The Borrower shall, and shall procure that each member of the Group shall, comply in all respects with all laws, including, without limitation, Environmental Laws, to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

21.4     Insurance

  The Borrower shall (and the Borrower shall procure that each of its Material Subsidiaries will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent usually insured against by prudent companies located in the same or a similar location and carrying on a similar business.

21.5     Pari Passu Ranking

  The Borrower shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

21.6     Negative pledge

  (a)
  The Borrower shall not (and shall ensure that no Material Subsidiary will) create or permit to subsist any Security over any of its assets.

  (b)
  The Borrower shall not (and shall ensure that no Material Subsidiary will):

  (i)
  sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any member of the Group;

  (ii)
  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

  (iii)
  enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

  (iv)
  enter into any other preferential arrangement having a similar effect,

    in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

  (c)
  Paragraphs 21.6(a) and 21.6(b) do not apply to:

  (i)
  any netting or set-off arrangement entered into by the Borrower or any Material Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

  (ii)
  any Security arising by operation of law and:

  (A)
  in the ordinary course of trading; or

  (B)
  which is fully discharged within 45 days;

  (iii)
  any Security arising under the general business conditions of any credit institution with whom the Borrower or any Material Subsidiary maintains a banking account relationship in the ordinary course of business;

  (iv)
  any Security for which the Borrower or that Material Subsidiary has the prior written consent of the Majority Lenders;

  (v)
  any Security granted under a Charge on Cash in connection with the giving of any cash cover under the terms of the Existing Bonding Facilities or under the Surety Bonds;

  (vi)
  any title transfer or retention of title arrangement entered into by any member of the Group in the normal course of its trading activities on the counterparty's standard or usual terms;

  (vii)
  in respect of the members of the HLAG Group only:

      (A)
      any Security granted by any member of the HLAG Group in respect of the HLAG Ship Financing or any refinancing thereof in accordance with the terms of this Agreement; and

      (B)
      any Security arising by operation of law and in the ordinary course of trading (including, for the avoidance of doubt, any ship repairer's or outfitter's possessory lien and maritime liens) for a sum not exceeding $5,000,000 in relation to each vessel and, with respect to liens for wages, outstanding for no longer than 30 days; and

    (viii)
    any Security (including, for the avoidance of doubt, the Existing Security to the extent it subsists as Security) securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by the Borrower or a Material Subsidiary other than any permitted under paragraphs (i) to (vii)) does not exceed the amount equal to 15% of Total Assets.

21.7     Disposals

  (a)
  Subject to clause 21.7(b) below, the Borrower shall not (and shall ensure that no Subsidiary will) engage in any Asset Sale, whether by way of a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) unless:

  (i)
  the consideration that the Borrower or Subsidiary receives for such Asset Sale is not less than the Fair Market Value of the assets sold;

  (ii)
  except in the case of a Specified Asset Sale, at least 75% of the consideration received by the Borrower or Subsidiary in respect of such Asset Sale consists of:

  (A)
  cash (including any Net Disposal Proceeds received from the conversion within 90 days of such Asset Sale of securities, notes, or other evidence of indebtedness received in consideration of such Asset Sale);

  (B)
  Cash Equivalents;

  (C)
  the assumption by the purchaser of (x) Financial Indebtedness of the Borrower or any Subsidiary of the Borrower (other than Subordinated Indebtedness of the Borrower or any Subsidiary of the Borrower) as a result of which none of the Borrower nor any Subsidiary of the Borrower remains liable in respect of such Financial Indebtedness or (y) Financial Indebtedness of the Borrower or a Subsidiary of the Borrower that ceases to be a Subsidiary pursuant to such Asset Sale, where the Borrower and each Subsidiary of the Borrower is released from any guarantees in respect of such Financial Indebtedness as a result of such Asset Sale; or

  (D)
  any combination of the same; and

    (iii)
    the Borrower delivers an Officer's Certificate to the Agent certifying that such Asset Sale complies with the provisions set out at clause 21.7(a)(i) and (ii) above.

  (b)
  The Borrower will (and shall ensure that each of its Subsidiaries will):

  (i)
  not dispose of a Designated Subsidiary other than with the consent of the Majority Lenders; and

  (ii)
  ensure that, as a result of any Asset Sale, the aggregate value of the total assets of the Group (as per the most recently delivered financial statements of the Group), shall be no less than 75% of the Original Total Assets Value.

  (c)
  If the Borrower or any Subsidiary of the Borrower engages in an Asset Sale, the Borrower or that Subsidiary may, within 360 days of the completion of such Asset Sale, apply the Net Disposal Proceeds of that Asset Sale in:

  (i)
  the permanent repayment or prepayment of any then outstanding Financial Indebtedness of the Borrower or any Subsidiary of the Borrower (and to effect a corresponding commitment reduction if such Financial Indebtedness is in the form of revolving credit borrowings) owing to a person other than a Subsidiary of the Borrower; or

  (ii)
  investment in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the Group's business,

    provided that, pending final application of any Net Disposal Proceeds pursuant to this paragraph (c), the Borrower or such Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Disposal Proceeds in Cash or Cash Equivalents or use such funds in any manner that is not prohibited by the Finance Documents or, in the case of any Subsidiary may be held on deposit with a recognised bank.

  (d)
  If the aggregate amount of Excess Proceeds at any time exceeds €10,000,000 (or its equivalent in any other currency), the Borrower will, within 15 Business Days of receipt of any Excess Proceeds exceeding €10,000,000, prepay and cancel the Facility and prepay and cancel or make an offer to purchase any Pari Passu Indebtedness, to the extent required by the terms thereof, on a pro rata basis, in an amount equal to such Excess Proceeds in accordance with clause 8.6 (Voluntary Prepayment of Loans) but disregarding any minimum amount or integral multiple requirements in that clause 8.6 (Voluntary Prepayment of Loans) or the procedures set forth in the agreements governing any such Pari Passu Indebtedness. The amount to be prepaid or the offer price for the Facility and any Pari Passu Indebtedness shall not be more than 100% of the principal amount (or accreted value, as applicable) of the Facility or such Pari Passu Indebtedness, plus, in each case, accrued interest, if any, to the date of purchase.

  (e)
  Upon completion of such Excess Proceeds Prepayment, the amount of Excess Proceeds will be reset to zero.

  (f)
  If the Borrower is required to make an Excess Proceeds Prepayment pursuant to this clause 21.7, it will prepay the Facility and prepay and/or purchase the Pari Passu Indebtedness on a date that is not earlier than 30 days and not later than 60 days from the date that notice is given to the relevant creditors, or such later date, as may be required under the Exchange Act, if relevant.

  (g)
  Subject to clause 21.7(b), but notwithstanding any of the foregoing, the Borrower and any Subsidiary of the Borrower may engage in an Asset Swap and the provisions in clauses 21.7(a)(ii), (c), (d) and (f) above shall not apply to such Asset Swap except in respect of any Net Disposal Proceeds received by the Borrower or that Subsidiary.

  (h)
  The Borrower will comply, to the extent applicable, with any securities laws and regulations (including those of Germany and Luxembourg) in connection with an Excess Proceeds Prepayment. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Finance Documents, the Borrower will comply with the applicable securities laws and obligations and will not be deemed to have breached its obligations under the Finance Documents by virtue of such compliance.

21.8     Acquisitions

  (a)
  The Borrower shall not (and shall ensure that no other member of the Group will) acquire (or acquire an interest in) shares (or equivalent rights of ownership) or a business or undertaking.

  (b)
  Subject to clause 21.8(c), clause 21.8(a) shall not apply to any acquisition of shares in the Target or any other acquisition of shares (or equivalent rights of ownership) or any business or undertaking:

  (i)
  where the Enterprise Value of which does not exceed €100,000,000; or

  (ii)
  where such acquisition has an Enterprise Value in excess of €100,000,000, a certificate signed by the chief financial officer or two members of staff identified as Vorstand or Prokurist in the commercial register of the Borrower is delivered prior to the closing of such acquisition confirming compliance with the financial covenants pursuant to clause 20.2 (Financial Condition) and demonstrating that the financial covenants would not be breached as a result of such acquisition provided that compliance with the financial covenants shall be determined on the basis of the most recently delivered financial statements of the Borrower and the acquired company and on the basis of a pro forma consolidation; or

  (iii)
  pursuant to any transfer of property or assets described in paragraphs (i), (ii),(iii), (iv) or (vi) of the definition of Asset Sale or an Asset Swap; or

  (iv)
  where the acquired company is a Ship-Owning SPV or a Container-Owning SPV,

    provided that, in each case, no agreement for the acquisition of any shares (other than in relation to the Target), businesses or undertakings shall be entered into if, at the time of the entry into of that agreement, a Default is continuing or a Default would arise as a consequence of the acquisition.

  (c)
  Upon the Borrower receiving an Investment Grade Rating and for so long as it retains an Investment Grade Rating the thresholds set out at clause 21.8(b)(i) and (ii) above shall be increased to €200,000,000.

21.9     Subsidiary indebtedness

  The Borrower shall ensure that no other member of the Group shall incur or permit to subsist any Financial Indebtedness other than Permitted Subsidiary Indebtedness.

21.10   No guarantees or indemnities

  (a)
  The Borrower shall ensure that no other member of the Group will give any guarantee to or for the benefit of any person (which is not a member of the Group).

  (b)
  Paragraph (a) does not apply to any guarantee which is given by any member of the Group in the ordinary course of business and upon terms usual for such trade or given in respect of the Surety Bonds or given in relation to any Cash Management Arrangements.

21.11   Merger

  The Borrower shall not (and shall ensure that no Material Subsidiary will) enter into any merger, demerger or other form of corporate transformation in any applicable jurisdiction other than:

  (a)
  any merger between any Subsidiaries of the Borrower provided that a merger between any member of the TUI Tourism Group and any member of the HLAG Group shall only be permitted so long as a Domination Agreement has been entered into and has not been terminated;

  (b)
  the Bidco Merger; and

  (c)
  any other merger with the consent of the Majority Lenders.

21.12   Transactions with HLAG Group

  Unless an HLAG Ship Financing Termination Event subsists, the Borrower will not, and will ensure that no other member of the TUI Tourism Group will:

  (a)
  enter into any arrangement or transaction with a member of the HLAG Group other than on an arm's length basis and in the normal course of business;

  (b)
  grant any guarantee, indemnity or other form of surety or financial support in respect of the liabilities of any member of the HLAG Group;

  (c)
  make or permit to be outstanding any loan to any member of the HLAG Group (other than any loan made by the Borrower to Hapag-Lloyd AG or HLCL for the purposes of refinancing the HLAG Ship Financing); or

  (d)
  sell any asset or shares to or acquire any asset or shares from any member of the HLAG Group unless such disposal or acquisition would be otherwise permitted to be made to a party other than a member of the Group pursuant to clauses 21.7 (Disposals) or 21.8 (Acquisitions).

21.13   HLAG Group Compliance

  The Borrower will use its best endeavours to procure that no member of the HLAG Group causes a breach of any of the Financial Indebtedness of the TUI Tourism Group (provided that any discontinuance of the Integration Agreement shall not be deemed to be a breach of this provision and the Borrower shall not be required to enter into any further formal arrangements with Hapag-Lloyd AG having an effect similar to that of the Integration Agreement).

21.14   Bidco and Holdco

  (a)
  Prior to completion of the Bidco Merger, Bidco shall not trade, carry on any business own any assets or incur any liabilities except for:

  (i)
  ownership of shares in the Target and of intra-Group debit balances owed by members of the Target Group and intra-Group debit balances owed to the Borrower, TBG or Holdco; or

  (ii)
  any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company.

  (b)
  Holdco shall not trade, carry on any business own any assets or incur any liabilities except for:

  (i)
  ownership of shares in Bidco and of intra-Group debit balances owed by members of the Target Group or Bidco and intra-Group debit balances owed to the Borrower or TBG; or

  (ii)
  professional fees and administration costs in the ordinary course of business as a holding company.

21.15   The Offer

  The Borrower undertakes that:

  (a)
  the Arranger shall be given the opportunity to review and to approve the Press Release prior its issue (such approval not to be unreasonably withheld or delayed).

  (b)
  the Arranger shall be given the opportunity to review and to approve the Offer Document prior to its issue (such approval not to be unreasonably withheld or delayed).

  (c)
  the Arranger shall be given the opportunity to review and to approve the Squeeze out Documents prior to their issue (such approval not to be unreasonably withheld or delayed).

  (d)
  without the prior agreement of the Lenders, it will not:

  (i)
  announce an intention to take up and pay for common shares at, or accept, any percentage below 66 2/3%of the common shares in the Target on a fully diluted basis for the purposes of any of the conditions set out in Schedule B of the Support Agreement; or

    (ii)
    take or permit to be taken any step as a result of which the Offer Price under the Offer is, or may be required to be, increased beyond the Maximum Offer Price or such other level (if any) agreed between the Borrower and the Agent acting on behalf of the Lenders from time to time; or

    (iii)
    take or permit to be taken any step as a result of which it may be required to make a take-over bid (as that term is defined in the Securities Act (Ontario)) except pursuant to the terms of the Offer as set out in the Offer Document; or

    (iv)
    waive, in whole or in part, the conditions of the Offer in the terms set out in Schedule B of the Support Agreement, without the consent of the Lenders (such consent not to be unreasonably withheld or delayed), (other than, in relation to the conditions set out at paragraphs (i) and (k) of Schedule B of the Support Agreement to the extent that any such waiver would not have a material adverse effect on the Offer, the Borrower, the Group or the Target Group and, to the extent such waiver would have such a material adverse effect, further provided that the consent of the Super Majority Lenders shall be required for such waiver (such consent not to be unreasonably withheld or delayed)).

  (e)
  The Borrower and will procure that no member of the Group shall, issue any press release or other publicity in relation to the Offer which makes reference to the Facility or to some or all of the Lenders, the Agent or the Arranger unless the publicity is required by law or by the Toronto Stock Exchange, the Ontario Securities Commission or any other authority (whether in Canada or any other applicable jurisdiction) exercising similar powers (in which case the Borrower shall notify the Agent and the Lenders of such requirement as soon as reasonably practicable upon becoming aware of it) without the prior written consent of the Lenders (not to be unreasonably withheld or delayed).

  (f)
  in all material respects relevant in the context of the Offer, it will comply with the Business Corporations Act (New Brunswick), securities legislation in Canada, US federal securities laws and all other applicable statutes, laws, rules, published policies and regulations which are material in the context of the Offer including, without limitation, those of the Toronto Stock Exchange or the New York Stock Exchange except to the extent waived by the relevant authority or exchange.

  (g)
  if it acquires:

  (i)
  90% or more of the common shares of the Target on a fully diluted basis it will promptly give notices under the Business Corporations Act (New Brunswick) for the purposes of the Squeeze out and shall take all necessary action to promptly complete the Squeeze out following completion of the Offer; or

  (ii)
  more than 66 2/3% but less than 90% of the common shares of the Target on a fully diluted basis it will promptly take steps to effect a Bidco Merger (provided that if it subsequently acquires more than 90% of the common shares of the Target on a fully diluted basis, it may instead elect to implement a Squeeze out).

  (h)
  it will keep the Agent informed as to the status and progress of the Offer, the Bidco Merger or the Squeeze out, as appropriate and, in particular, will from time to time and promptly upon request give to the Agent reasonable details as to the current level of acceptances of the Offer and such other matters relevant to the Offer, the Bidco Merger or the Squeeze out, as the case may be, as the Agent may reasonably request and it will inform the Agent (as soon as is reasonably practicable) of its intention to take up and pay for shares deposited under the Offer.

  (i)
  save as permitted under paragraph (d)(iv), it shall not amend, cancel or waive any of the provisions of the Support Agreement in a material respect without the prior written consent of the Agent acting on the instructions of the Lenders (such consent not to be unreasonably withheld or delayed).

  (j)
  as soon as practicably possible but in any event within 14 Business Days of the date of the Press Release, it will post the Offer Document to the shareholders of the Target.

21.16   Arm's length terms

  Each member of the Group shall carry out all material transactions with any person at arm's length.

21.17   Change of business

  The Borrower shall procure that no substantial change is made to the Core Business.

21.18   Redeemable Shares

  The Borrower shall procure that none of its non-German Subsidiaries shall, issue any shares which are expressed to be redeemable other than redeemable shares:

  (a)
  issued by a Subsidiary to a member of the TUI Tourism Group;

  (b)
  issued by Bidco pursuant to the terms of the Bidco Merger; and

  (c)
  which would otherwise be permitted to be issued and subscribed for pursuant to clauses 21.7 (Disposals), 21.8 (Acquisitions) and 21.12 (Transactions with HLAG Group).

21.19   Financial Year

  The Borrower shall not change its financial year end.

21.20   Acquisition Documents

  (a)
  The Borrower will procure that Bidco will promptly pay all amounts payable to the holders of the Target Shares in respect of the consideration for the purchase of the Target's shares as and when they become due (except to the extent that any such amounts are being contested in good faith by a member of the Group and where adequate reserves are set aside for any such payment).

  (b)
  The Borrower will procure that Bidco and each relevant member of the Group will, on or after the Closing Date, take all reasonable and practical steps to:

    (i)
    preserve and enforce its rights (or the rights of any other member of the Group) arising under any Acquisition Documents; and

    (ii)
    pursue any claims and remedies arising under any Acquisition Documents,

    in each case where the directors of Bidco believe (acting reasonably) that such action is necessary to prevent a material reduction in the value of the Acquisition and that to do so would not be commercially disadvantageous to the Group.

21.21   Existing Syndicated Bonding Facility

  Prior to the Closing Date, the Borrower will send to the Facility Agent under the Existing Syndicated Bonding Facility a certificate in the form and at the time required under clause 21.8 of the Existing Syndicated Bonding Facility with respect to the Acquisition.

22.       EVENTS OF DEFAULT

  Each of the events or circumstances set out in clause 22 is an Event of Default.

22.1     Non-payment

  The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

  (a)
  its failure to pay is caused by administrative or technical error; and

  (b)
  payment is made within 3 Business Days of its due date.

22.2     Financial covenants

  Any requirement of clause 20 (Financial covenants) is not satisfied.

22.3     Other obligations

  (a)
  The Borrower does not comply with any provision of the Finance Documents (other than those referred to in clause 22.1 (Non-payment) and clause 22.2 (Financial covenants)).

  (b)
  No Event of Default under paragraph (a) will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply or, if such failure to comply refers to a member of the Target Group and the failure to comply occurs prior to the Clean Up Date and the provisions of clause 21.15(i) to (iii) (Acceleration) would apply to such failure to comply, no Event of Default will occur unless and until the relevant failure to comply is continuing on the Clean Up Date but no further remedy period of 15 Business Days shall apply to such Event of Default following the Clean Up Date.

22.4     Misrepresentation

  Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

22.5     Cross default

  (a)
  Any of the following occurs in respect of the Borrower or any Material Subsidiary Group:

  (i)
  any of its Financial Indebtedness or its Off Balance Sheet Debt is not paid when due nor within any originally applicable grace period; or

  (ii)
  any of its Financial Indebtedness or its Off Balance Sheet Debt:

  (A)
  is declared to be or otherwise becomes due and payable prior to its specified maturity; or

  (B)
  is capable of being declared due and payable prior to its specified maturity or of being placed on demand,

      in each case, as a result of an event of default (howsoever described); or

    (iii)
    any commitment for any of its Financial Indebtedness or its Off Balance Sheet Debt is cancelled or suspended by a creditor as a result of an event of default (however described).

  (b)
  No Event of Default will occur under this clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness and its Off Balance Sheet Debt falling within paragraph (a) is less than €25,000,000 (or its equivalent in any other currency or currencies).

22.6     Insolvency

  (a)
  Any Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

  (b)
  The Borrower or any Material Subsidiary incorporated under the laws of Germany (a German Material Subsidiary) is unable to pay its debts as they fall due (Zahlungsunfähigkeit), commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors or, for any of the reasons set out in Sections 17-19 of the German Insolvenzordnung the Borrower or any German Material Subsidiary files for insolvency (Antrag auf Eröffnung eines Insolvenzverfahrens) or the board of directors (Geschäftsführung) of the Borrower or any German Material Subsidiary is required by law to file for insolvency or the competent court takes any of the actions set out in Section 21 of the German Insolvenzordnung or institutes insolvency proceedings against the Borrower or any German Material Subsidiary (Eröffnung des Insolvenzverfahrens) or any event occurs or any proceedings are commenced with respect to any other Material Subsidiary which, under the laws of any jurisdiction to which it is subject or in which it has assets, has a similar or analogous effect.

  (c)
  The value of the assets of any Material Subsidiary that is not incorporated under the laws of Germany is less than its liabilities.

  (d)
  A moratorium is declared in respect of any indebtedness of any Material Subsidiary not incorporated under the laws of Germany.

22.7     Insolvency proceedings

  (a)
  Any corporate action, legal proceedings or other procedure or step is taken in relation to:

  (i)
  the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or of any Material Subsidiary;

  (ii)
  a composition, assignment or arrangement with any creditor of the Borrower or of any Material Subsidiary except, in the case of a winding-up petition which has a reasonable prospect of being dismissed within a 21 day period and is so dismissed; or

  (iii)
  the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Borrower or of any Material Subsidiary or any of its or their assets, or any analogous procedure or step is taken in any jurisdiction.

  (b)
  Paragraph (a) does not apply to:

  (i)
  a solvent liquidation of any Material Subsidiary (other than the Borrower); or

  (ii)
  a transaction agreed by the Majority Lenders.

22.8     Creditors' process

  (a)
  Any expropriation, attachment, sequestration, distress or execution or any analogous event affects any asset or assets of the Borrower or of any Material Subsidiary having an aggregate value of more than €5,000,000 and is not discharged within 10 Business Days.

  (b)
  At any time, three or more Collateral Vessels have been arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise of any possessory lien or other claim or otherwise taken from the possession of HLCL (other than by way of a disposal permitted pursuant to clause 21.7 (Disposals), Total Loss or Compulsory Acquisition) and HLCL shall fail to procure the release of the respective Collateral Vessels (such that not more than two Collateral Vessels remain subject to such process) within a period of 14 days thereafter.

22.9     Failure to comply with Final Judgement

        Any member of the Group fails to comply with or pay any sum due from it or them under any final judgement or any final order made or given by any court of competent jurisdiction when such sums exceed €5,000,000 (or its equivalent) in aggregate at any time.

22.10   Cessation of business

        Any of the following occurs in respect of the Borrower or any Material Subsidiary:

  (a)
  it ceases, or threatens to cease, to carry on all or substantially all of its business except:

  (i)
  as part of a transaction permitted under clause 22.7(a)(i) (Insolvency Proceedings); or

  (ii)
  as a result of any disposal allowed under this Agreement; or

  (b)
  any governmental authority expropriates, or threatens to expropriate all or part of its assets to an extent which is reasonably likely to have a Material Adverse Effect.

22.11   Unlawfulness

  (a)
  It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

  (b)
  Any Finance Document is not effective or is alleged by the Borrower to be ineffective for any reason.

22.12   Repudiation

  The Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

22.13   Loss of Licence

  The Borrower or any other member of the Group loses, or there is a materially adverse change to, any licence which is necessary for the conduct of the business of the Group.

22.14   Material adverse change

  Any event or circumstance occurs which the Majority Lenders reasonably determine could reasonably be expected to have a Material Adverse Effect.

22.15   Acceleration

  On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

  (a)
  cancel the Total Commitments whereupon they shall immediately be cancelled; and/or

  (b)
  declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

  (c)
  declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

  provided that until the Clean-Up Date none of the:

    (i)
    representations contained in clauses 18.3(c) (Non-conflict with other obligations), 18.9 (No Default), 18.13 (No proceedings pending or threatened) and 18.14 (Solvency);

    (ii)
    undertakings contained in clauses 19.6 (Notification of Default), 21.4 (Insurance), 21.6 (Negative Pledge), 21.9 (Subsidiary indebtedness), 21.10 (No guarantees or indemnities); or

    (iii)
    events described in clauses 22.5 (Cross default), 22.6 (Insolvency), 22.7 (Insolvency proceedings), 22.8 (Creditors' process) or 22.9 (Failure to comply with Final judgement),

  shall apply in relation to the Target or any member of the Target Group or, in relation to clause 22.5 (Cross default), to any indebtedness of the Target or any member of the Target Group, except (a) in relation to matters which could reasonably be expected materially to prejudice the ability of the Borrower for the time being to comply with its payment obligations hereunder or (b) in relation to matters which the Borrower was capable of preventing by virtue of having control over any member of the Target Group (provided that, for the period from the Closing Date until the date falling one Month after the Target becomes a wholly owned Subsidiary of the Borrower, this shall only apply to matters within the knowledge of the Borrower having made due and careful enquiry).

22.16   Notices

  The Agent may deliver a notice pursuant to clause 22.15 (Acceleration) if an Event of Default has occurred and is continuing and, in the case of an Event of Default pursuant to a breach of clauses 21.7 (Disposals), 21.8 (Acquisitions), 21.11 (Merger), 21.12 (Transactions with HLAG Group), 21.14 (Bidco and Holdco), 21.17 (Change of Business), 21.18 (Redeemable Shares) and 21.19 (Financial Year), the Agent (acting on the instruction of the Majority Lenders) considers in its reasonable opinion or, as the case may be, the Majority Lenders consider in their reasonable opinion that such Event of Default could impair the ability of the Borrower to perform its material obligations under any of the Finance Documents.

23.       CHANGES TO THE LENDERS

23.1     Assignments and transfers by the Lenders

  Subject to this clause 23, a Lender (the Existing Lender) may:

  (a)
  assign any of its rights; or

  (b)
  transfer by novation any of its rights and obligations,

  to another bank or financial institution or an Affiliate of a Lender or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

23.2     Conditions of assignment or transfer

  (a)
  The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless either:

  (i)
  the assignment or transfer is to another Lender or an Affiliate of a Lender;

  (ii)
  the assignment or transfer is to a bank or financial institution; or

  (iii)
  a Default is continuing.

  (b)
  The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent 10 Business Days after the Lender has requested it unless consent is expressly refused by the Borrower within that time.

  (c)
  The consent of the Borrower to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

  (d)
  An assignment will only be effective on:

  (i)
  receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

  (ii)
  performance by the Agent of all "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

  (e)
  A transfer will only be effective if the procedure set out in clause 23.5 (Procedure for transfer) is complied with.

  (f)
  An assignment or transfer may only be made by a Lender in a minimum amount of €5,000,000 or, if less, the entire amount of that Lender's Commitment.

  (g)
  If:

    (i)
    a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

    (ii)
    as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 13 (Tax gross-up and indemnities) or clause 14 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

23.3     Assignment or transfer fee

  The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of €2,000 provided that no fees shall be payable on any assignment or transfer by a Lender to one of its Affiliates.

23.4     Limitation of responsibility of Existing Lenders

  (a)
  Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

  (i)
  the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

  (ii)
  the financial condition of the Borrower;

  (iii)
  the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

  (iv)
  the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

    and any representations or warranties implied by law are excluded.

  (b)
  Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

  (i)
  has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

  (ii)
  will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

  (c)
  Nothing in any Finance Document obliges an Existing Lender to:

    (i)
    accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this clause 23; or

    (ii)
    support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

23.5     Procedure for transfer

  (a)
  Subject to the conditions set out in clause 23.2 (Conditions of assignment or transfer) a transfer will be effected on the Transfer Date in accordance with paragraph (d) if:

  (i)
  the Existing Lender and the New Lender deliver to the Agent a duly completed Transfer Certificate; and

  (ii)
  the Agent executes it.

  (b)
  The Agent shall, subject to paragraph (c) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Agent to execute any duly completed Transfer Certificate on its behalf.

  (c)
  The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

  (d)
  On the Transfer Date:

  (i)
  to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

  (ii)
  the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

  (iii)
  the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

    (iv)
    the New Lender shall become a Party as a Lender.

23.6     Copy of Transfer Certificate to Borrower

  The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrower a copy of that Transfer Certificate.

23.7     Disclosure of information

  (a)
  Each Finance Party must keep confidential any information supplied to it by or on behalf of the Borrower in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

  (i)
  which is publicly available, other than as a result of a breach by that Finance Party of this clause;

  (ii)
  if required to do so in connection with any legal or arbitration proceedings;

  (iii)
  if required to do so under any law or regulation;

  (iv)
  to a rating agency;

  (v)
  to its professional advisers;

  (vi)
  if required to do so to a governmental, banking, taxation or other regulatory authority or a court or other judicial authority with jurisdiction over that Finance Party and to any person to which information is required to be disclosed by any applicable law or regulation

  (vii)
  to the extent allowed under paragraph (b); or

  (viii)
  with the agreement of the Borrower.

  (b)
  A Finance Party may disclose to an Affiliate, or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

  (i)
  a copy of any Finance Document; and

  (ii)
  any information which that Finance Party has acquired under or in connection with any Finance Document.

    However, before a participant may receive any confidential information about the Borrower, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) and the participant must have entered into a Confidentiality Undertaking.

  (c)
  This clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

24.       CHANGES TO THE BORROWER

  The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.       ROLE OF THE AGENT AND THE ARRANGER

25.1     Appointment of the Agent

  (a)
  Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

  (b)
  Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2     Duties of the Agent

  (a)
  The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

  (b)
  Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

  (c)
  If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

  (d)
  If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

  (e)
  The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

25.3     Role of the Arranger

  Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any Party or any other person under or in connection with any Finance Document.

25.4     No fiduciary duties

  (a)
  Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

  (b)
  Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5     Business with the Group

  (a)
  The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group (including acting as agent or trustee for any other financing and acquiring or disposing of any kind of security of any member of the Group).

  (b)
  If it is also a Lender, each of the Agent and the Arranger has the same rights and powers under this Agreement as any other Lender and may exercise those rights as though it were not also the Agent or the Arranger.

25.6     Rights and discretions of the Agent

  (a)
  The Agent may rely on:

  (i)
  any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

  (ii)
  any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

  (b)
  The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

  (i)
  no Default has occurred (unless it has actual knowledge of a Default arising under clause 22.1 (Non-payment)); and

  (ii)
  any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

  (c)
  The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

  (d)
  The Agent may act in relation to the Finance Documents through its personnel and agents.

  (e)
  The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

  (f)
  Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7     Majority Lenders' instructions

  (a)
  Unless a contrary indication appears in a Finance Document, the Agent shall:

  (i)
  exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent); and

    (ii)
    not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

  (b)
  Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

  (c)
  The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

  (d)
  In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

  (e)
  The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8     Responsibility for documentation

  Neither the Agent nor the Arranger:

  (a)
  is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Borrower or any other person given in or in connection with any Finance Document or the Information Memorandum; or

  (b)
  is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.9     Exclusion of liability

  (a)
  Without limiting paragraph (b), the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

  (b)
  No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this clause subject to clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

  (c)
  The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

  (d)
  Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

25.10   Lenders' indemnity to the Agent

  Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document).

25.11   Resignation of the Agent

  (a)
  The Agent may resign and appoint one of its Affiliates acting through an office in the European Union as successor by giving notice to the other Finance Parties and the Borrower.

  (b)
  Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

  (c)
  If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the European Union).

  (d)
  The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

  (e)
  The Agent's resignation notice shall only take effect upon the appointment of a successor.

  (f)
  Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

  (g)
  After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b). In this event, the Agent shall resign in accordance with paragraph (b).

25.12   Confidentiality

  (a)
  In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

  (b)
  If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

  (c)
  Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger are obliged to disclose to any person:

  (i)
  any confidential information; or

  (ii)
  any other information,

    if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty or the terms of any confidentiality obligation owed to the Borrower.

25.13   Relationship with the Lenders

  (a)
  The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

  (b)
  Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

25.14   Credit appraisal by the Lenders

  Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including:

  (a)
  the financial condition, status and nature of each member of the Group;

  (b)
  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

  (c)
  whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

  (d)
  the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.15   Reference Banks

  If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.16   Deduction from amounts payable by the Agent

  If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26.       CONDUCT OF BUSINESS BY THE FINANCE PARTIES

  No provision of this Agreement will:

  (a)
  interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

  (b)
  oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

  (c)
  oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

27.       SHARING AMONG THE FINANCE PARTIES

27.1     Payments to Finance Parties

  If a Finance Party (a Recovering Finance Party) receives or recovers any amount from the Borrower other than in accordance with clause 28 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

  (a)
  the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

  (b)
  the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

  (c)
  the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 28.5 (Partial payments).

27.2     Redistribution of payments

  The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with clause 28.5 (Partial payments).

27.3     Recovering Finance Party's rights

  (a)
  On a distribution by the Agent under clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

  (b)
  If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a), the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4     Reversal of redistribution

  If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

  (a)
  each Finance Party which has received a share of the relevant Sharing Payment pursuant to clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

  (b)
  that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed.

27.5     Exceptions

  (a)
  This clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the Borrower.

  (b)
  A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

  (i)
  it notified that other Finance Party of the legal or arbitration proceedings; and

  (ii)
  that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

28.       PAYMENT MECHANICS

28.1     Payments to the Agent

  (a)
  On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

  (b)
  Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

28.2     Distributions by the Agent

  Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 28.3 (Distributions to the Borrower) and clause 28.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

28.3     Distributions to the Borrower

  The Agent may apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4     Clawback

  (a)
  Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

  (b)
  If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

28.5     Partial payments

  (a)
  If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

  (i)
  firstly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

  (ii)
  secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

  (iii)
  thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

  (iv)
  fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

  (b)
  The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv).

  (c)
  Paragraphs (a) and (b) will override any appropriation made by the Borrower.

28.6     No set-off by the Borrower

  All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7     Business Days

  (a)
  Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

  (b)
  During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8     Currency of account

  (a)
  Subject to paragraphs (b) to (e), the Base Currency is the currency of account and payment for any sum due from the Borrower under any Finance Document.

  (b)
  A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

  (c)
  Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

  (d)
  Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

  (e)
  Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

28.9     Change of currency

  (a)
  Unless prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

  (i)
  any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

  (ii)
  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

  (b)
  If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.       SET-OFF

  A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.       NOTICES

30.1     Communications in writing

  Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2     Addresses

  The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

  (a)
  in the case of the Borrower:

Address:	TUI AG Karl-Wiechert-Allee 4 30625 Hannover
Fax number:	+49 511 566-1081
Attention:	Martin Lange
  (b)
  in the case of the Agent

Address:	HVB Banque Luxembourg Société Anonyme
4, rue Alphonse Weicker L-2721 Luxembourg
Fax number:	+352 4272 4547
Attention:	Silke Jakobs-Köhn
  (c)
  and in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party, or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

30.3     Delivery

  (a)
  Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

  (i)
  if by way of fax, when received in legible form; or

  (ii)
  if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

    and, if a particular department or officer is specified as part of its address details provided under clause 30.2 (Addresses), if addressed to that department or officer.

  (b)
  Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

  (c)
  All notices from or to the Borrower shall be sent through the Agent.

30.4     Notification of address and fax number

  Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 30.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

30.5     Electronic communication

  (a)
  Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

  (i)
  agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

  (ii)
  notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

  (iii)
  notify each other of any change to their address or any other such information supplied by them.

  (b)
  Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

  (c)
  Electronic communication may only be used for the exchange of correspondence and the transmission of information and documents. Electronic communication may not be used for any declarations of intent (Willenserklärungen) including, for the avoidance of doubt, Utilisation Requests and Selection Notices.

30.6     Use of websites

  (a)
  The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the Designated Website) if:

  (i)
  the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

  (ii)
  both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

  (iii)
  the information is in a format previously agreed between the Borrower and the Agent.

    If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

  (b)
  The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

  (c)
  The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

  (i)
  the Designated Website cannot be accessed due to technical failure;

  (ii)
  the password specifications for the Designated Website change;

  (iii)
  any new information which is required to be provided under this Agreement is posted onto the Designated Website;

  (iv)
  any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

  (v)
  the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

    If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v), all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

  (d)
  Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

30.7     English language

  (a)
  Any notice given under or in connection with any Finance Document must be in English.

  (b)
  All other documents provided under or in connection with any Finance Document (other than the constitutional documents of the Borrower) must be:

  (i)
  in English; or

  (ii)
  if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.       CALCULATIONS AND CERTIFICATES

31.1     Accounts

  In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2     Certificates and determinations

  Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3     Day count convention

  Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.       PARTIAL INVALIDITY

  If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.       REMEDIES AND WAIVERS

  No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.       AMENDMENTS AND WAIVERS

34.1     Required consents

  (a)
  Subject to clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

  (b)
  The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause.

34.2     Exceptions

  (a)
  An amendment or waiver that has the effect of changing or which relates to:

  (i)
  the definition of Majority Lenders in clause 1.1 (Definitions);

  (ii)
  an extension to the date of payment of any amount under the Finance Documents;

  (iii)
  a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

    (iv)
    an increase in or an extension of any Commitment;

    (v)
    any provision which expressly requires the consent of all the Lenders;

    (vi)
    clause 2.2 (Finance Parties' rights and obligations), clause 8 (Prepayment and Cancellation) clause 23 (Changes to the Lenders) or this clause 34; or

    (vii)
    clauses 18.18 (Offer Documents Information) or, other than as stated herein, 21.15 (The Offer),

    shall not be made without the prior consent of all the Lenders.

  (b)
  An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

35.       COUNTERPARTS

  Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

36.       GOVERNING LAW

        This Agreement is governed by English law.

37.       ENFORCEMENT

37.1     Jurisdiction

  (a)
  For the benefit of each Finance Party, the Borrower agrees that the courts of England are (subject to paragraph (d)) to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement and claims for set-off and counterclaim) (a Dispute) and for such purposes the Borrower irrevocably submits to the jurisdiction of the English courts.

  (b)
  The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

  (c)
  The Parties agree that U.S. courts shall not have jurisdiction to settle any Dispute.

  (d)
  This clause 37.1 (other than paragraph (c)) is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction (other than U.S. courts), and the Borrower irrevocably submits to the jurisdiction of any such court. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

  (e)
  A judgment or order in connection with a Finance Document of any court referred to in this clause 37.1 is conclusive and binding on the Borrower and may be enforced against it in the courts of any other jurisdiction.

37.2     Service of process

  Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

  (a)
  irrevocably appoints TUI Northern Europe Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

  (b)
  agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned; and

  (c)
  agrees to appoint another agent with an address in England promptly upon request of the Agent, and authorises the Agent to appoint another agent if the Borrower fails to appoint one following that request.

38.       MISCELLANEOUS

38.1     Compliance with Money Regulations

  The Borrower confirms that it enters into this Agreement for its own account within the meaning of Section 8 of the German Money Laundering Act (Geldwäschegesetz).

38.2     Waiver of Consequential Damages

  In no event shall any Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Party hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDERS

Name of Original Lender	Commitment
Citibank N.A.	€450,000,000
Deutsche Bank AG London	€450,000,000
HVB Banque Luxembourg Société Anonyme	€450,000,000
Commerzbank Aktiengesellschaft	€250,000,000
The Royal Bank of Scotland plc Niederlassung Frankfurt	€350,000,000
WestLB AG	€250,000,000
Total	€2,200,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

1.         The Borrower

  (a)
  In respect of the Borrower, a copy of certified (beglaubigt) excerpts from the Charlottenburg Commercial Register and the Hannover Commercial Register each dated on or about 16 August 2005 and articles of association dated 17 August 2005.

  (b)
  A copy of a resolution of the supervisory board (Aufsichtsrat) of the Borrower:

  (i)
  approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party; and

  (ii)
  approving the terms of, and the transactions contemplated by the Offer, the Bidco Merger and the Squeeze out.

  (c)
  A copy of a resolution of the board of directors (Vorstand) of the Borrower:

  (i)
  approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

  (ii)
  approving the terms of, and the transactions contemplated by the Offer, the Bidco Merger and the Squeeze out.

  (d)
  A specimen of the signature of each person authorised to represent the Borrower in banking transactions (Unterschriftsprobenblatt).

  (e)
  A certificate of the Borrower (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

  (f)
  A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.         Legal opinions

  (a)
  A legal opinion of Freshfields Bruckhaus Deringer, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

  (b)
  A legal opinion of the legal advisers to the Borrower in Germany, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.         Other documents and evidence

  (a)
  Executed versions of each of this Agreement, the Pricing Side Letter and the Fee Letters.

  (b)
  Evidence that any process agent referred to in clause 37.2 (Service of process) has accepted its appointment.

  (c)
  The Original Financial Statements.

  (d)
  Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 12 (Fees) and clause 17 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

  (e)
  The consolidated unaudited financial statements for the Borrower for the Half Year ending 30 June 2005.

  (f)
  A list, certified by a director (Vorstand) of the Borrower, setting out the names of the Material Subsidiaries, their aggregate unconsolidated gross assets, total turnover and pre-tax profits, the aggregate gross assets, total turnover and pre-tax profits of the Group (in each case, with respect to gross assets only, calculated on a fully consolidated basis) (less the gross assets (disregarding any intra-Group items), total turnover and pre-tax profits of the Borrower and any Disposed Entity (to the extent that the pre-tax profits of the Borrower or any Disposed Entity are not required to be added back in accordance with the definition of Material Subsidiary)) and the aggregate unconsolidated gross assets (less the amount of goodwill arising from capital consolidation (if any)), total turnover and pre-tax profits of the Material Subsidiaries as a percentage of the gross assets (less the amount of goodwill arising from capital consolidation (if any)), total turnover and pre-tax profits of the Group (in each case, with respect to gross assets only, calculated on a fully consolidated basis) (less the gross assets (disregarding any intra-Group items), total turnover and pre-tax profits of the Borrower and any Disposed Entity (to the extent that the pre-tax profits of the Borrower or any Disposed Entity are not required to be added back in accordance with the definition of Material Subsidiary)), in each case as at the date of the Original Financial Statements.

  (g)
  A list of the Collateral Vessels in the form approved by the Arranger on or before the date of this Agreement.

  (h)
  A funds flow statement (in a form agreed by the Borrower and the Agent detailing the proposed movement of funds on or before the Closing Date).

  (i)
  The Base Case Model in the form approved by the Arranger on or before the date of this Agreement.

  (j)
  Evidence that the Borrower has received all of the shareholder consents required for the issue of up to 84,000,000 shares.

  (k)
  The Structure Paper in the form approved by the Arranger on or before the date of this Agreement.

  (l)
  Due diligence reports on the Target on terms satisfactory to the Arranger in the form approved by the Arranger on or before the date of this Agreement.

4.         Acquisition Documents

  (a)
  A copy, certified as being a true and complete copy by an authorised signatory of the Borrower of the Press Release.

  (b)
  A copy of the constitutional documents for each of Holdco and Bidco.

  (c)
  A copy of the executed Support Agreement in the form approved by the Arranger on or prior to the date of this Agreement.

  (d)
  Submissions (in the form submitted to the relevant authority) by the Borrower and Bidco for clearance of the Acquisition from each of:

  (i)
  The European Commission;

  (ii)
  the Commissioner of Competition under the Competition Act (Canada); and

  (iii)
  Investment Canada;

  (e)
  A copy of a legal opinion of the legal advisers to the Borrower addressed to the Borrower confirming that the terms of the Facility do not cause a breach of any other financing arrangements of the Group.

5.         Closing Conditions

  (a)
  A copy, certified as being a true and complete copy by an authorised signatory of the Borrower of the Offer Document, as despatched by the Borrower.

  (b)
  A certificate from Bidco and the Borrower confirming that all of the conditions to the Offer have been satisfied or waived.

  (c)
  A certificate confirming that clearances (attaching a copy of such clearance if relevant) in respect of the Acquisition have been received from, or that the relevant waiting or suspensory periods have expired or have terminated in relation to, each of:

  (i)
  The European Commission;

  (ii)
  the Commissioner of Competition under the Competition Act (Canada); and

  (iii)
  Investment Canada;

  (d)
  A copy, certified as being a true and complete copy by an authorised signatory of Bidco, of the announcement that Bidco will take up and pay for the shares deposited under the Offer together with a certificate from an authorised signatory of Bidco that Bidco in having declared the Offer unconditional it is not in breach of paragraphs (d)(i), (ii) and (iv) and (f) of Clause 21.15 (The Offer).

SCHEDULE 3

REQUESTS

Part A
Utilisation Request

From:	TUI AG
To:	HVB Banque Luxembourg Société Anonyme as Agent
Dated:

Dear Sirs

TUI AG — €2,200,000,000 Facility Agreement dated [    ] August 2005 (the Agreement)

1.
We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.
We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Currency of Loan:	[ ]
Amount:	[ ] or, if less, the Available Facility
Interest Period:	[ ]
3.
We confirm that each condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.
The proceeds of this Loan should be credited to [account].

5.
This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
TUI AG

Part B
Selection Notice

From:	TUI AG
To:	HVB Banque Luxembourg Société Anonyme as Agent
Dated:

Dear Sirs

TUI AG — €2,200,000,000 Facility Agreement dated [    ] August 2005 (the Agreement)

1.
We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.
We refer to the following Loan[s] in [identify currency] with an Interest Period ending on [            ](1)

3.
[We request that the above Loan[s] be divided into [            ] Loans with the following Base Currency Amounts and Interest Periods:](2)

        or

        [We request that the next Interest Period for the above Loan[s] is [    ]].(3)

4.
We confirm that each condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Selection Notice.

5.
This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
TUI AG

(1)
Insert details of all Loans in the same currency which have an Interest Period ending on the same date.

(2)
Use this option if division of Loans is requested.

(3)
Use this option if sub-division is not required.

Part C
Extension Notice

From:	TUI AG
To:	HVB Banque Luxembourg Société Anonyme (in its capacity as Agent)
Dated:

Dear Sirs

TUI AG — €2,200,000,000 Facility Agreement dated [    ] August 2005 (the Agreement)

1.
We refer to the Agreement. This is an Extension Notice. Terms defined in the Agreement have the same meaning in this Extension Notice unless given a different meaning in this Extension Notice.

2.
We refer to the Facility and hereby request that the Facility be extended in an amount equal to €[            ] until 30 September 2010.

3.
We hereby confirm that, as of the date of this Extension Notice, no Default is outstanding under the terms of the Agreement and that each of the Repeating Representations made or deemed to be repeated on the date of this Extension Notice is true in all material respects and that the conditions set out in 7.2(b) have been satisfied.

4.
This Extension Notice is irrevocable.

Yours faithfully

authorised signatory for
TUI AG

SCHEDULE 4

MANDATORY COST FORMULAE

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the Additional Cost Rate) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.
The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

        in relation to a Loan in any currency other than sterling:

    E × 0.01        per cent. per annum

        300

        Where:

  E
  is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 6 and expressed in pounds per £1,000,000.

5.
For the purposes of this Schedule:

(a)
Fees Rules means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)
Fee Tariffs means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(c)
Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7.
Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)
the jurisdiction of its Facility Office; and

(b)
any other information that the Agent may reasonably require for such purpose.

    Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8.
The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7.

9.
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 is true and correct in all respects.

10.
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7.

11.
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12.
The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATES

Part A

To:	HVB Banque Luxembourg Société Anonyme as Agent
From:	[The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)
Dated:

TUI AG — €2,200,000,000 Facility Agreement dated [    ] August 2005 (the Agreement)

1.
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.
We refer to clause 23.5 (Procedure for transfer):

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with clause 23.5 (Procedure for transfer).

(b)
The proposed Transfer Date is [            ].

(c)
The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 30.2 (Addresses) are set out in the Schedule.

3.
The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of clause 23.4 (Limitation of responsibility of Existing Lenders).

4.
This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [    ].

[Agent]

By:

Part B
LMA Transfer Certificate (PAR)

BANK:

DATE:

TRANSFEREE:

This Transfer Certificate is entered into pursuant to (i) the agreement (the Sale Agreement) evidenced by the Confirmation dated [                         ] between the Bank and the Transferee (acting directly or through their respective agents) and (ii) the Credit Agreement.

On the Transfer Date, the transfer by way of novation from the Bank to the Transferee on the terms set out herein and in the Credit Agreement shall become effective subject to:

  (i)
  the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

  (ii)
  the terms and conditions annexed hereto; and

  (iii)
  the schedule annexed hereto,

all of which are incorporated herein by reference.

The Bank	The Transferee

[ ]	[ ]
By:	By:

THE SCHEDULE

Credit Agreement Details
Borrower(s)

Credit Agreement Dated

Guarantor(s)

Agent Bank

Security	No Yes (specify)

Total Facility Amount

Governing Law

Additional Information

Transfer Details
Name of Tranche Facility

Nature (Revolving, Term, Acceptances Guarantee/Letter of Credit, Other)

Final Maturity:

Participation Transferred
Commitment transferred[1]

Drawn Amount (details below)[5]

Undrawn Amount[5]

Settlement Date

Details of outstanding Credits[5]
Specify in respect of each Credit
Transferred Portion (amount)

Tranche/Facility

Nature	Term Revolver Acceptance	Guarantee/Letter of Credit

Other (specify

☐ Details of other Credits are set out on the attached sheet

Administration Details
Bank's Receiving Account

Transferee's Receiving Account

Addresses
Bank	Transferee

[ ]	[ ]

Telephone	Telephone
Facsimile	Facsimile
Telex	Telex
Attn/Ref	Attn/Ref

1
As at the date of the Transfer Certificate

TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the Transfer Certificate) to which they are annexed.

1.
Interpretation

  In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.
Transfer

  The Bank requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Bank under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Participation Transferred" (the Purchased Assets) by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of notice specified in the Credit Agreement. On the Transfer Date the Transferee shall pay to the Bank the Settlement Amount as specified in the pricing letter between the Bank and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.
Effectiveness of Transfer

  The Transferee hereby requests the Agent to accept the Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.
Transferee's Undertaking

  The Transferee hereby undertakes with the Agent and the Bank and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.
Payments

5.1
Place

  All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party. Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2
Funds

  Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.
Transferee's Tax Confirmation

  The Transferee confirms that the person beneficially entitled to interest payable to the Transferee in its capacity as Lender in respect of an advance under a Finance Document is either:

  (a)
  a company resident in the United Kingdom, or a partnership each member of which is a company resident in the United Kingdom, for United Kingdom tax purposes; or

  (b)
  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and interest payable in respect of an advance under a Finance Document falls to be brought into account in computing the chargeable profits of that company for the purposes of section 11(2) of the Taxes Act.

7.
The Agent

  The Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

8.
Assignment of Rights

  The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns provided that neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

9.
Third Party Rights

  A person who is not a party to the Transfer Certificate has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of the Transfer Certificate.

10.
Governing Law and Jurisdiction

  The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

  Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

Part A
Form of Borrower's Compliance Certificate

To:	HVB Banque Luxembourg Société Anonyme (in its capacity as Agent)
From:	TUI AG
Dated:

Dear Sirs

TUI AG — €2,200,000,000 Facility Agreement dated [    ] August 2005 (the Agreement)

1.
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.
We confirm that:

(a)
The ratio of Consolidated EBITDAR to Consolidated Fixed Charges for the Relevant Period ending on [insert applicable date] was not less than [    ].

    [Include a breakdown of any adjustments to Consolidated EBITDAR]

  (b)
  The ratio of Consolidated Net Debt to Consolidated EBITDAR for the Relevant Period ending on [insert applicable date] was not more than [            ].

  (c)
  The ratio of Secured Financing to Adjusted Balance Sheet Total for the Relevant Period ending on [insert applicable date] was less than [    ].

3.
We confirm that the Consolidated Net Tangible Fixed Assets as at [            ] are [    ] .

4.
[We confirm that the Total Assets as at [            ] are [    ] and that the revised Original Total Assets Value as at [            ] is [    ]](2)

5.
[We confirm that the list of Subsidiaries attached to this Compliance Certificate constitutes the Material Subsidiaries as of the date of this Compliance Certificate and that all of the further information contained therein is true, accurate and correct as of the date of this Compliance Certificate.](3)

6.
We confirm that we hereby make the Repeating Representations by reference to the facts and circumstances existing on the date of this Compliance Certificate.

(2)
Only to be confirmed if the Compliance Certificate is delivered with the Company's annual audited financial statements

(3)
Only to be confirmed if the Compliance Certificate is delivered with the Company's annual audited financial statements

7.
We confirm that no Default is continuing.

Signed:
Chief Financial Officer of TUI AG

OR

Signed:
	[member of staff registered as Vorstand or Prokurist in Commercial Register]	[member of staff registered as Vorstand or Prokurist in Commercial Register]
	of TUI AG	of TUI AG

Part B
Form of Auditor's Confirmation

TUI AG, Hannover
(hereafter the Company)

[Agent and the Lenders]

REPORT ON FACTUAL FINDINGS

According to our engagement we have performed, in accordance with the International Standard on Related Services 4400 (ISRS 4400; previously ISA 920) applicable to agreed-upon procedures engagements, the procedures agreed with the Company as set out below with respect to the financial ratios and financial statement items as of December 31, 200[    ], as set forth in the attached schedule 1. The procedures were performed solely for the evaluation as to whether the aforementioned financial ratios and financial statement items as of December 31, 200[    ], set forth in the attached schedule 1, are arithmetically accurately derived from the IFRS Consolidated Financial Statements of the Company as of and for the year ended December 31, 200[    ] in connection with the performance of the Facility Agreement dated [    ] August 2005.

For purposes of this letter we have:

1.
Checked whether the data (except those items marked with an asterisk ("*")) used to compute the financial ratios set forth in the attached schedule 1 are completely and accurately derived from the IFRS Consolidated Financial Statements of the Company as of and for the year ended December 31, 200[    ], which we have audited in accordance with § 317 German Commercial Code (Handelsgesetzbuch) and the generally accepted standards for the audit of financial statements promulgated by the Institut der Wirtschaftsprüfer in Deutschland (IDW) and on which we have issued an unqualified auditor's report dated [date]; and

2.
Checked whether the financial ratios set forth in the attached schedule 1 have been accurately computed on the basis of the derived data.

Based on the aforementioned procedures we report our findings as follows:

1.
The data (except those items marked with an asterisk ("*")) used to compute the financial ratios and set forth in the attached schedule 1 are completely and accurately derived from the IFRS Consolidated Financial Statements of the Company as of and for the year ended December 31, 200[    ].

2.
The financial ratios are accurately computed on the basis of the derived data.

Notwithstanding the aforementioned findings we advise you that we make no representation with respect to the determination of the financial ratios and that for the purposes of this letter we have not separately audited or reviewed the mentioned financial ratios or financial statement items. The above mentioned procedures do neither constitute an audit nor a review. Therefore, we do not express any opinion (Prüfungsurteil) on the aforementioned financial ratios or financial statement items.

This report is solely for the purpose set forth in the first paragraph of this report and for the information of its addressees. The report may not be used for any other purpose or disclosed to any third party. This report relates only to the financial ratios and financial statement items specified above and does not extend to the IFRS Consolidated Financial Statements of the Company as of and for the year ended December 31, 200[    ] taken as a whole.

We issue this report on the basis of the engagement agreed with the Company, which comprises the attached General Terms of Engagement for Wirtschaftsprüfer and Wirtschaftsprüfungsgesellschaften as of January 1, 2002 and our Special Conditions as of January 1, 2001, which are also applicable to the other addressees and other third parties.

[place, date]

[signature]

Schedule 1 (to be completed and prepared by TUI)

Fixed Charge Cover Ratio:	Consolidated EBITDAR / Consolidated Fixed Charges
Leverage Ratio:	Consolidated Net Debt / adjusted Consolidated EBITDAR (adjusted on a pro forma basis for certain acquisitions and disposals)
Secured Financing Ratio:	Secured Financing/Adjusted Balance Sheet Total
Consolidated Net Tangible Fixed Assets
For the purpose of these calculations all items refer to the consolidated financial statements of the Group.
The definitions contained in this Schedule are for information only and the definitions contained in clause 20.1 of the Facility Agreement shall be determinative for all purposes of interpretation.

Fixed Charge Cover Ratio:
Consolidated EBITDAR:	[amount]
[Break down of Consolidated EBITDAR:]	[amounts]
Consolidated Fixed Charges:	/ [amount]
[Break down of Consolidated Fixed Charges]	[amounts]

Fixed Charge Cover Ratio:	= [ratio]
Leverage Ratio:

Consolidated Net Debt:	[amount]
[Break down of Consolidated Net Debt]	[amounts]
Consolidated EBITDAR:	/ [amount]
[Break down of Consolidated EBITDAR]	[amounts]
Adjusted Consolidated EBITDAR*:	[amount]*
[Breakdown of pro forma adjustments to EBITDAR]*	[amounts]*

Leverage Ratio:	= [ratio]

Secured Financing Ratio

Secured Financing	[amount]
[Breakdown of Secured Financing]	[amounts]
Adjusted Balance Sheet Total]	/ [amount]
[Breakdown of Adjusted Balance Sheet Total]	[amounts]

Secured Financing Ratio	= [ratio]

Consolidated Net Tangible Fixed Assets
Anlagevermögen	[amount]
Geschäfts- oder Firmenwerte	- [amount]
Sonstige immaterielle Vermögenswerte	- [amount]

Consolidated Net Tangible Fixed Assets	= [amount]
To: [ ] as Agent

SCHEDULE 7

EXISTING SECURITY

Name of Group member	Security	Total principal amount of indebtedness secured (€)	Amount in the relevant currency
Hapag-Lloyd Ltd. (Japan)	Charge on property (Hapag-Lloyd Ltd office building in Japan)	1,072,731	JPY150,000,000
Hapag-Lloyd Container Linie GmbH	Ship mortgage registered in the ship registry at the Amtsgericht Hamburg, page 19520, Abteilung I under current number 2 for the vessel "CMV Berlin Express" owned by Hapag-Lloyd Container Linie GmbH (as per Schedule 9 of the HLAG Ship Financing)	59,423,941	USD 71,433,520
	2. Mortgage (Höchst-betragshypothek)	12,113,727	USD 14,561,911
Hapag-Lloyd Container Linie GmbH	Ship mortgage registered in the ship registry at the Amtsgericht Hamburg, page 19380, Abteilung I under current number 2 for the vessel "CMV Hongkong Express" owned by Hapag-Lloyd Container Linie GmbH (as per Schedule 9 of the HLAG Ship Financing)	58,158,470	USD 69,912,297
	2. Mortgage (Höchst-betragshypothek)	11,864,304	USD 14,262,080
WAG Salzg. Wohnungs-GmbH	Charge on property (Realty)	27,835,751

Preussag North America Inc.	Charge on property (All Preussag North America Group assets)	148,769,618	$202,921,759
L'Tur Tourismus AG	Pledged time deposit account	3,866,000
Robinson Club (Schweiz) AG	Charge on property	17,458,055	CHF26,950,000
Robinson Club (Italia) SpA	Charge on property	14,572,683
Daidalos A.E (Athen)	Charge on property	8,896,479
Dorfhotel GmbH (Villach)	Charge on property	1,542,600
RIUSA II S.A. (Palma)	Charge on property and chattel mortgage	3,101,184
TUI Northern Europe Ltd (London)	2 aircraft mortgages on AC YG and YI to CIBC	62,935,936	£44,502,000

SCHEDULE 8

FORM OF CONFIDENTIALITY UNDERTAKING

[Letterhead of Arranger]

To:

 [insert name of Potential Lender]

Re: The Facility

Borrower:

Amount:

Agent:

Dear Sirs

We understand that you are considering participating in the Facility. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.
Confidentiality Undertaking

  You undertake:

  (a)
  to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

  (b)
  to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility;

  (c)
  to use the Confidential Information only for the Permitted Purpose;

  (d)
  to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b)) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

  (e)
  not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facility.

2.
Permitted Disclosure

  We agree that you may disclose Confidential Information:

  (a)
  to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

  (b)
  (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

  (c)
  with the prior written consent of us and the Borrower.

3.
Notification of Required or Unauthorised Disclosure

  You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.
Return of Copies

  If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b).

5.
Continuing Obligations

  The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub participation) an interest, direct or indirect in the Facility or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 (other than sub-paragraph 22(a)) or which, pursuant to paragraph 4, are not required to be returned or destroyed).

6.
No Representation; Consequences of Breach, etc

  You acknowledge and agree that:

  (a)
  neither we nor any of our officers, employees or advisers (each a Relevant Person) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

  (b)
  we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.
No Waiver; Amendments, etc

  This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.
Inside Information

  You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.
Nature of Undertakings

  The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Borrower and each other member of the Group.

10.
Third party rights
(a)
Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)
Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

11.
Governing Law and Jurisdiction

  This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.
Definitions

  In this letter (including the acknowledgement set out below):

Confidential Information means any information relating to the Borrower, the Group, and the Facility including, without limitation, the information memorandum, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

Group means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

Participant Group means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985); and

Permitted Purpose means considering and evaluating whether to enter into the Facility.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of
 [Arranger]

To: [Arranger]
The Borrower and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of
 [Potential Lender]

SCHEDULE 9

TIMETABLES

	Loans in euro	Loans in other currencies(1)	Loans in other currencies(2)
Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (clause 10.1 (Selection of Interest Periods))	U-4 noon	U-4 noon	U-2 8am

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under clause 5.4 (Lenders' participation) and notifies the Lenders of the Loan in accordance with clause 5.4 (Lenders' participation)	U-3 noon	U-3 noon	U-2 10am
Agent receives a notification from a Lender under clause 6.2 (Unavailability of a currency)	—	U-3 3pm	—
Agent gives notice in accordance with clause 6.2 (Unavailability of a currency)	—	U-3 5pm	—
LIBOR or EURIBOR is fixed	Quotation Day as of 11:00 a.m. London time in respect of LIBOR and as of 11:00 a.m. Brussels time in respect of EURIBOR	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.

(1)
Does not apply in circumstances where the third column applies.

(2)
ONLY APPLIES IN RESPECT OF PAYMENTS DUE FOR THE PURPOSES OF FUNDING THE OFFER.

SCHEDULE 10

DESIGNATED SUBSIDIARIES

1-2-FLY GmbH, Hannover
airtours international GmbH, Frankfurt/Main
Berge & Meer Touristik GmbH, Rengsdorf
Britannia Airways Ltd, Luton
Budget Travel (Ireland) Ltd, Dublin
Clubhotel Gesellschaft mbH, Hermagor
Corsair S.A., Rungis
Daidalos A.E., Athens
Financière les Clouseaux S.C.I, Rungis
Germanair Flugzeug Leasing GmbH, Stapelfeld
Gulet Touropa Touristik GmbH & Co. KG, Wien
Hapag-Lloyd Container Linie GmbH, Hamburg
Hapag-Lloyd Fluggesellschaft mbH, Langenhagen
JetAir N.V., Oostende
l'tur tourismus AG, Baden-Baden
Lunn Poly Ltd, Leamington Spa
Magic Life der Club International Hotelbetriebs GmbH, Wien
Magic Life der Club International Turizm Hizmetleri AS, Istanbul
Nouvelles Frontières Distribution S.A., Paris
Nouvelles Frontières Hotellerie S.A., Paris
Groupe Nouvelles Frontières S.A.S, Paris
Touraventure S.A., Paris
Phoenix Travel Ltd., London
Port Philip Group Ltd., London
Preussag Finanz- und Beteiligungs-GmbH, Salzgitter
Quinta da Ria S.A., Vila Nova de Cacela
RIUSA II S.A., Palma de Mallorca
Robinson Austria Clubhotel GmbH, Hermagor
Robinson Club (Schweiz) AG, Vulpera
Robinson Club GmbH, Hannover
Specialist Holidays Ltd., London
Tarajal Properties S.L., Adeje
Thomson Travel Group (Holdings) Ltd., London
Thomson Travel Insurance Services Ltd., St. Peter Port
Thomson Travel International AG, Zug
TQ3 Travel Solutions A/S, Valby
TQ3 Travel Solutions Nederland B.V., Rijswijk
TQ3 Travel Solutions Belgium N.V., Mechelen
TQ3 Travel Solutions Germany GmbH, Bremen
TTG (No. 2) Ltd., London
TUI Beteiligungs GmbH, Hannover
TUI Deutschland GmbH, Hannover
TUI Espana Turismo S.A., Barcelona
TUI Finance Northern Europe Ltd., London
TUI Hellas Travel and Tourism SA, Athens
TUI InfoTec GmbH & Co KG, Hannover
TUI Leisure Travel GmbH, Hannover

TUI Nederland N.V., Rijswijk
TUI Northern Europe Ltd., London
TUI Portugal — Agencia de Viagens e Tourismo S.A., Faro
TUI Travel Center N.V., Mechelen
TUI Travel (Ireland), Dublin
TUI UK Ltd., London
TUI UK Transport Ltd., London
Ultramar Express Transport S.A., Palma de Mallorca

SCHEDULE 11

FORM OF BUSINESS PLAN

TUI's consolidated 3-Y-Business Plan

 — as per [    ] 200Y

Operating and market assumptions & qualitative analysis and commentary

        [verbal and quantitative description]

Comparison of TUI's consolidated financial figures as of [    ] vs. estimated financial figures as per [...]

        [verbal and quantitative description]

Projected consolidated profit & loss statement for the Group

        Projected consolidated profit & loss statement for the TUI Group as per fiscal year

EUR million	200x (e)	200y (e)	200z (e)
Sales
Cost of materials
Personnel expenses
Depreciation
Other income and expenses
Interest result
At-equity result, income from investments and other financial result
EBTA from continuing operations
EBTA from discontinuing operations
Amortisation
Pre-tax profit
Thereof rental and leasing expenses
Thereof unusual results
Income taxes
Group profit

Projected EBTA & EBITDAR for the Group on a division-by-division basis

        Projected segmentation of EBTA & EBITDAR for the TUI Group as per fiscal year

EUR million	200x (e)	200y (e)	200z (e)
Source market Central Europe
Source market Northern Europe
Source market Western Europe
Destinations
others Tourism
Total Tourism
Logistics
Others
EBTA
Source market Central Europe
Source market Northern Europe
Source market Western Europe
Destinations
others Tourism
Total Tourism
Logistics
Others
EBITDAR

Projected turnover (sales) for the Group on a division-by-division basis

        Projected segmentation of turnover with third parties for the TUI Group as per fiscal year

EUR million	200x (e)	200y (e)	200z (e)
Source market Central Europe
Source market Northern Europe
Source market Western Europe
Destinations
others Tourism
Total Tourism
Logistics
Others
Turnover

Projected consolidated balance sheet for the Group

        Projected consolidated balance sheet for the TUI Group as per fiscal year

EUR million	200x (e)	200y (e)	200z (e)
Goodwill
Other intangible and tangible assets
Financial assets
Inventories
Receivables and other current assets, deferred tax, claims and prepaid expenses
Liquid funds

Subscribed capital and reserves
Minority interests
Shareholders' equity
Provisions
Financial liabilities
Other liabilities and deferred income

Projected consolidated cash flow statements for the Group

        Projected cash flow statement for the TUI Group as per fiscal year

EUR million	200x (e)	200y (e)	200z (e)
Group profit after tax
Eliminations for investment and financial cash flow
Change in working capital
Eliminations for non-cash items

Operating cash flow
Proceeds from the disposal of tangible and intangible assets
Proceeds from the disposal of financial assets (incl. Liquid funds of disposed entities)
Investments in tangible and intangible assets
Investments in financial assets (incl. Liquid funds of acquired entities)

Investment cash flow
Dividend payments
Redemption of financial liabilities
Interest payments

Financial cash flow

Change in funds with cash effects

Funds at the beginning of period
Change in funds with cash effects
Other changes in funds
Funds at the end of period

Future financial commitments from lease, tenancy and leasing contracts

EUR million	< 1Y 2-5Y >5Y	[06/12]/200Y
hotel complexes
travel agencies
administrative buildings
aircraft
ships
(rail) wagon park
others

Total

NPV

Projected capital expenditure (semi-annual) & disposals of the Group

        Projected investments for the TUI Group as per fiscal year

EUR million	200x (e)	200y (e)	200z (e)
First half-year
Second half-year

Total

The proceeds from disposals for the TUI Group as per fiscal year are scheduled as follows:

EUR million	200x (e)	200y (e)	200z (e)
Proceeds from the disposal of tangible and intangible assets
Proceeds from the disposal of financial assets (incl. Liquid funds of disposed entities)

Among the scheduled disposals, the following divestment targets count for larger amounts:

[    ]

Projected performance in relation to the Financial Covenants

See also Annex I (Calculation of Financial Covenants — according to forecasted figures for the forthcoming Business Years)

        Projected performance in relation to the Financial Covenants as per Testing Date:

absolute figures in EUR million	30.06.0x	31.12.0x	30.06.0y	31.12.0y	30.06.0z	31.12.0z
EBITDAR
Fixed Charges

Fixed Charge coverage (x)
Financial Covenant (min.)

Net Debt
EBITDAR
Leverage ratio (x)
Financial Covenant (max.)

Annex I —
Calculation of Financial Covenants according to forecasted figures for the forthcoming Business Years
(absolute figures in EUR million)

		Balance Sheet or Profit and Loss Position	Bilanz- bzw. G.u.V.-Position	200x (e)	200y (e)	200z (e)
	+	Net income	Konzernjahresüberschuss
a	-	Net interest income/loss	Zinsergebnis
b	+	Income Tax	Steuern vom Einkommen und vom Ertrag
c	+	Depreciation	planmäßige Abschreibungen auf sonstige immaterielle Vermögenswerte und Sachanlagen
c	+	Depreciation	außerplanmäßige Wertminderungen auf sonstige immaterielle Vermögenswerte und Sachanlagen
d	+	Amortisation	planmäßige Abschreibungen auf Geschäfts- oder Firmenwerte
d	+	Amortisation	planmäßige Abschreibungen auf Geschäfts- oder Firmenwerte von nach der Equity-Methode bewerteten Gemeinschaftsunternehmen und assoziierten Unternehmen
d	+	Amortisation	außerplanmäßige Wertminderungen auf Geschäfts- oder Firmenwerte
d	+	Amortisation	außerplanmäßige Wertminderungen auf Geschäfts- oder Firmenwerte von nach der Equity-Methode bewerteten Gemeinschaftsunternehmen und assoziierte Unternehmen
e	+	Write off on investments and marketable securities	Abschreibungen auf zur Veräußerung verfügbare Finanzinstrumente und Ausleihungen

f	-	Gains from revaluation of goodwill	Zuschreibungen und Nachaktivierungen bei den Geschäfts- oder Firmenwerten
f	-	Gains from revaluation of other intangible assets	Zuschreibungen und Nachaktivierungen bei den sonstigen immateriellen Vermögenswerten
f	-	Gains from revaluation of fixed assets	Zuschreibungen und Nachaktivierungen bei den Sachanlagen
f	-	Gains from revaluation of financial assets	Zuschreibungen und Nachaktivierungen bei den zur Veräußerung verfügbaren Finanzinstrumenten
f	-	Gains from revaluation of inventories	Zuschreibungen und Nachaktivierungen bei den Vorräten
g	+	Rental and lease expenses I	Miet- und Pachtaufwendungen (Aufwendungen für Material und bezogene Leistungen)
g	+	Rental and lease expenses II	Aufwendungen für Mieten und Pachten (sonstige Aufwendungen)
h	+/-	Exceptional / extraordinary result	Ungewöhnliches Ergebnis
EBITDAR
a	-	Net interest income/loss	Zinsergebnis
b	+	Rental and lease expenses I	Miet- und Pachtaufwendungen (Aufwendungen für Material und bezogene Leistungen)
b	+	Rental and lease expenses II	Aufwendungen für Mieten und Pachten (sonstige Aufwendungen)
Fixed Charges
Fixed Charge Cover Ratio
a	+	Financial liabilities	Finanzschulden

b	+	Negative marked to market value for other derivative financial instruments	Verbindlichkeiten aus sonstigen derivativen Finanzinstrumenten
c	+	NPV Off Balance Sheet Debt	Beizulegender Zeitwert finanzieller Verpflichtungen aus operativen Miet-, Pacht- und Charterverträgen
d	-	Cash	Flüssige Mittel
e	-	Positive marked to market value for other financial derivative financial instruments	Forderungen aus sonstigen derivativen Finanzinstrumenten
Net Debt
EBITDAR
[Details of any pro forma adjustments to EBITDAR]
Adjusted EBITDAR
Leverage Ratio

€2,200,000,000 TERM LOAN BRIDGE FACILITY AGREEMENT

SIGNATORIES

The Borrower

 TUI AG

By:

/s/ Rainer Feuerhake

/s/ Martin Lange

The Arranger[s]

 BAYERISCHE HYPO- UND VEREINSBANK AG

By:

/s/ Stefan Koller

/s/ Hauke Schinkel

 CITIGROUP GLOBAL MARKETS LIMITED

By:

/s/ Pareejat Singhal

DEUTSCHE BANK AG LONDON BRANCH

By:

/s/ Matthias Russwurm
Matthias Russwurm
Director

/s/ Anthony Forshaw
Anthony Forshaw
Director

COMMERZBANK AKTIENGESELLSCHAFT

By:

/s/ Axel Richebacher
Axel Richebacher

/s/ Stefan Kolb
Stefan Kolb

 THE ROYAL BANK OF SCOTLAND PLC

By:

/s/ Sanford L. Wax
Sanford L. Wax

WESTLB AG

By:

/s/ Ulrike Ahlers-Murfitt

/s/ Karin Arglebe

The Agent

 HVB BANQUE LUXEMBOURG SOCIÉTÉ ANONYME

By:

/s/ Stefan Koller

/s/ Hauke Schinkel

The Original Lenders

 CITIBANK N.A.

By:

/s/ Pareejat Singhal

DEUTSCHE BANK AG LONDON BRANCH

By:

/s/ Matthias Russwurm
Matthias Russwurm
Director

/s/ Anthony Forshaw
Anthony Forshaw
Director

 HVB BANQUE LUXEMBOURG SOCIÉTÉ ANONYME

By:

/s/ Stefan Koller

/s/ Hauke Schinkel

COMMERZBANK AKTIENGESELLSCHAFT

By:

/s/ Axel Richebacher
Axel Richebacher

/s/ Stefan Kolb
Stefan Kolb

THE ROYAL BANK OF SCOTLAND PLC NIEDERLASSUNG FRANKFURT

By:

/s/ Kristijan Kristic
Kristijan Kristic
Senior Director

/s/ Cristoph Lamb
Cristoph Lamb
Senior Director

WESTLB AG

By:

/s/ Ulrike Ahlers-Murfitt

/s/ Karin Arglebe

EXECUTION VERSION

20 August 2005

€2,200,000,000

TERM LOAN BRIDGE FACILITY AGREEMENT

for

TUI AG

arranged by

BAYERISCHE HYPO- UND VEREINSBANK AG
CITIGROUP GLOBAL MARKETS LIMITED
DEUTSCHE BANK AG LONDON BRANCH
COMMERZBANK AKTIENGESELLSCHAFT
THE ROYAL BANK OF SCOTLAND PLC
WESTLB AG

with

HVB BANQUE LUXEMBOURG SOCIÉTÉ ANONYME
acting as Agent

1

2

QuickLinks

SCHEDULE 1 THE ORIGINAL LENDERS
SCHEDULE 2 CONDITIONS PRECEDENT
SCHEDULE 3 REQUESTS
SCHEDULE 4 MANDATORY COST FORMULAE
SCHEDULE 5 FORM OF TRANSFER CERTIFICATES
THE SCHEDULE Commitment/rights and obligations to be transferred [insert relevant details]
THE SCHEDULE
TERMS AND CONDITIONS
SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE
REPORT ON FACTUAL FINDINGS
SCHEDULE 7 EXISTING SECURITY
SCHEDULE 8 FORM OF CONFIDENTIALITY UNDERTAKING
[Letterhead of Arranger]
SCHEDULE 9 TIMETABLES
SCHEDULE 10 DESIGNATED SUBSIDIARIES
SCHEDULE 11 FORM OF BUSINESS PLAN
Annex I — Calculation of Financial Covenants according to forecasted figures for the forthcoming Business Years ( absolute figures in EUR million )
Euro 2,200,000,000 TERM LOAN BRIDGE FACILITY AGREEMENT SIGNATORIES
CONTENTS